Exhibit 10.7

FORM OF AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT

OF

NH NET REIT OPERATING PARTNERSHIP, LP

A DELAWARE LIMITED PARTNERSHIP

[            ], 20[  ]

TABLE OF CONTENTS

Page

ARTICLE 1 DEFINED TERMS		1

1.1	Definitions	1
1.2	Interpretation	9

ARTICLE 2 PARTNERSHIP FORMATION AND IDENTIFICATION		10

2.1	Formation	10
2.2	Name, Office and Registered Agent	10
2.3	Partners	10
2.4	Term and Dissolution	10
2.5	Filing of Certificate and Perfection of Limited Partnership	11
2.6	Certificates Representing Partnership Units	11
2.7	Withdrawal of the Initial Limited Partner	11

ARTICLE 3 BUSINESS OF THE PARTNERSHIP		11

ARTICLE 4 CAPITAL CONTRIBUTIONS AND ACCOUNTS		12

4.1	Capital Contributions	12
4.2	Classes of Partnership Units	12
4.3	Additional Capital Contributions and Issuances of Additional Partnership Interests	13
4.4	Additional Funding	15
4.5	Capital Accounts	15
4.6	Percentage Interests	15
4.7	No Interest on Contributions	16
4.8	Return of Capital Contributions	16
4.9	No Third Party Beneficiary	16
4.10	No Preemptive Rights	16

ARTICLE 5 PROFITS AND LOSSES; DISTRIBUTIONS		16

5.1	Allocation of Profit and Loss	16
5.2	Distribution of Cash	19
5.3	REIT Distribution Requirements	21
5.4	No Right to Distributions in Kind	21
5.5	Limitations on Return of Capital Contributions	21
5.6	Distributions Upon Liquidation	21
5.7	Substantial Economic Effect	21
5.8	Reinvestment	22

ARTICLE 6 RIGHTS, OBLIGATIONS AND POWERS OF THE GENERAL PARTNER		23

6.1	Management of the Partnership	23
6.2	Delegation of Authority	25
6.3	Indemnification and Exculpation of Indemnitees	25
6.4	Liability and Obligations of the General Partner	26
6.5	Reimbursement of General Partner	27
6.6	Outside Activities	27
6.7	Transactions With Affiliates	27

i

TABLE OF CONTENTS

(continued)

6.8	Title to Partnership Assets	28
6.9	Repurchases and Exchanges of REIT Shares	28
6.10	No Duplication of Fees or Expenses	28

ARTICLE 7 CHANGES IN GENERAL PARTNER		28

7.1	Transfer of the General Partner’s Partnership Interest	28
7.2	Admission of a Substitute or Additional General Partner	29
7.3	Effect of Bankruptcy, Withdrawal, Death or Dissolution of the sole remaining General Partner	30
7.4	Removal of a General Partner	30

ARTICLE 8 RIGHTS AND OBLIGATIONS OF THE LIMITED PARTNERS		31

8.1	Management of the Partnership	31
8.2	Power of Attorney	31
8.3	Limitation on Liability of Limited Partners	31
8.4	Redemption Right	31
8.5	Required Redemption of Limited Partners	33

ARTICLE 9 TRANSFERS OF LIMITED PARTNERSHIP INTERESTS		33

9.1	Purchase for Investment	33
9.2	Restrictions on Transfer of Limited Partnership Interests	34
9.3	Admission of Substitute Limited Partner	35
9.4	Rights of Assignees of Partnership Interests	36
9.5	Effect of Bankruptcy, Death, Incompetence or Termination of a Limited Partner	36
9.6	Joint Ownership of Interests	36

ARTICLE 10 BOOKS AND RECORDS; ACCOUNTING; TAX MATTERS		36

10.1	Books and Records	36
10.2	Custody of Partnership Funds; Bank Accounts	36
10.3	Fiscal and Taxable Year	37
10.4	Annual Tax Information and Report	37
10.5	Partnership Representative; Tax Elections; Special Basis Adjustments	37
10.6	Reports to Limited Partners	38

ARTICLE 11 AMENDMENT OF AGREEMENT; MERGER		38

ARTICLE 12 GENERAL PROVISIONS		38

12.1	Notices	38
12.2	Survival of Rights	38
12.3	Additional Documents	38
12.4	Severability	38
12.5	Entire Agreement	39
12.6	Pronouns and Plurals	39
12.7	Headings	39
12.8	Counterparts	39
12.9	Governing Law	39

EXHIBITS

EXHIBIT A - Notice of Exercise of Redemption Right

ii

FORM OF AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT
OF
NH NET REIT OPERATING PARTNERSHIP, LP

This Amended and Restated Limited Partnership Agreement (as amended, modified, supplemented or restated from time to time, this “Agreement”) of NH Net REIT Operating Partnership, LP (the “Partnership”), dated as of [ ], 20[ ], is entered into by and among North Haven Net REIT, a Maryland statutory trust, as general partner (the “General Partner”) and as a Limited Partner (as defined herein), NH Net REIT Special Limited Partner LP, a Delaware limited partnership (the “Special Limited Partner”), and the Limited Partners party hereto from time to time. This Agreement shall supersede and replace any and all prior limited partnership agreements of the Partnership, including without limitation the Prior Agreement (as defined below).

RECITALS:

WHEREAS, the Partnership was formed on February 6, 2023, as a limited partnership under the laws of the State of Delaware and a certificate of limited partnership was filed with the Secretary of State of the State of Delaware (the “Certificate of Limited Partnership”).

WHEREAS, the Partnership was previously governed by that certain Limited Partnership Agreement of the Partnership, dated as of February 6, 2023 (the “Prior Agreement”); and

WHEREAS, the parties to this Agreement desire to amend and restate this Agreement as set forth herein.

NOW, THEREFORE, in consideration of the foregoing, of mutual covenants between the parties hereto, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1

DEFINED TERMS

1.1          Definitions. The following defined terms used in this Agreement shall have the meanings specified below:

“Act” means the Delaware Revised Uniform Limited Partnership Act, as it may be amended from time to time, or any successor statute thereto.

“Additional Funds” shall have the meaning set forth in Section 4.4.

“Additional Securities” means any additional REIT Shares (other than REIT Shares issued in connection with a Redemption pursuant to Section 8.4) or rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase REIT Shares, as set forth in Section 4.3(a)(iii).

“Administrative Expenses” means (i) all administrative and operating costs and expenses incurred by the Partnership and its Subsidiaries, (ii) those administrative costs and expenses of the General Partner, including any salaries or other payments to directors, officers or employees of the General Partner, and any accounting and legal expenses of the General Partner, which expenses are expenses of the Partnership and not the General Partner, and (iii) to the extent not included in clause (ii) above, REIT Expenses; provided, however, that Administrative Expenses shall not include any administrative costs and expenses incurred by the General Partner that are attributable to assets that are not owned directly or indirectly by the Partnership.

“Adviser” means the Person appointed, employed or contracted with by the General Partner and the Partnership and responsible for directing or performing the day-to-day business affairs of the General Partner and the Partnership, including any Person to whom the Adviser subcontracts all or substantially all of such functions.

“Advisory Agreement” means the agreement between the General Partner, the Partnership and the Adviser pursuant to which the Adviser will direct or perform the day-to-day business affairs of the General Partner and the Partnership, as such agreement may be amended, supplemented and/or renewed from time to time.

“Affiliate” means, with respect to any Person, (i) any Person directly or indirectly owning, controlling or holding with the power to vote 10% or more of the outstanding voting securities of such other Person; (ii) any Person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held, with the power to vote, by such other Person; (iii) any Person directly or indirectly controlling, controlled by or under common control with such other Person, including any partnership in which such Person is a general partner; (iv) any executive officer, director, trustee or general partner of such other Person; and (v) any legal entity for which such Person acts as an executive officer, director, trustee or general partner.

“Aggregate Share Ownership Limit” shall have the meaning set forth in the Declaration of Trust.

“Agreed Value” means the fair market value (net of any liabilities assumed by the Partnership) of a Partner’s non-cash Capital Contribution as of the date of contribution as agreed to by such Partner and the General Partner. The Agreed Value of any non-cash Capital Contributions by a Partner as of the date of contribution are set forth on the Partnership’s books and records.

“Agreement” shall have the meaning set forth in the Preamble.

“Applicable Percentage” shall have the meaning set forth in Section 8.4(b).

“BHC Act” shall have the meaning set forth in Section 4.2(a).

“Capital Account” shall have the meaning set forth in Section 4.5.

“Capital Contribution” means the total amount of cash, cash equivalents or the Agreed Value of any Property or other asset (other than cash or cash equivalents) contributed or agreed to be contributed, as the context requires, to the Partnership by each Partner pursuant to the terms of this Agreement. Any reference to the Capital Contribution of a Partner shall include the Capital Contribution made by a predecessor holder of the Partnership Interest of such Partner.

“Carrying Value” means, with respect to any asset of the Partnership, the asset’s adjusted net basis for U.S. federal income tax purposes or, in the case of any asset contributed to the Partnership, the fair market value of such asset at the time of contribution, reduced by any amounts attributable to the inclusion of liabilities in basis pursuant to Section 752 of the Code, except that the Carrying Values of all assets may, at the discretion of the General Partner, be adjusted to equal their respective fair market values (as determined by the General Partner), in accordance with the rules set forth in Regulations Section 1.704-1(b)(2)(iv)(f), as provided for in Section 4.5. In the case of any asset of the Partnership that has a Carrying Value that differs from its adjusted tax basis, the Carrying Value shall be adjusted by the amount of depreciation, depletion and amortization calculated for purposes of the definition of Profit and Loss rather than the amount of depreciation, depletion and amortization determined for U.S. federal income tax purposes.

“Cash Amount” means an amount of cash per Partnership Unit equal to the applicable Redemption Price determined by the General Partner.

“Certificate” means any instrument or document that is required under the laws of the State of Delaware, including the Certificate of Limited Partnership, or any other jurisdiction in which the Partnership conducts business, to be signed and sworn to by any of the Partners of the Partnership (either by themselves or pursuant to the power-of-attorney granted to the General Partner in Section 8.2) and filed for recording in the appropriate public offices within the State of Delaware or such other jurisdiction to perfect or maintain the Partnership as a limited partnership, to effect the admission, withdrawal, or substitution of any Partner of the Partnership, or to protect the limited liability of the Limited Partners as limited partners under the laws of the State of Delaware or such other jurisdiction.

“Certificate of Limited Partnership” shall have the meaning set forth in the Recitals.

“Class” means a class of REIT Shares or Partnership Units, as the context may require.

“Class D Conversion Rate” means the fraction, the numerator of which is the Net Asset Value Per Unit for each Class D Unit and the denominator of which is the Net Asset Value Per Unit for each Class I Unit.

“Class D REIT Shares” means the REIT Shares referred to as “Class D Common Shares” in the Declaration of Trust.

“Class D Unit” means a Partnership Unit entitling the holder thereof to the rights of a holder of a Class D Unit as provided in this Agreement.

“Class E Conversion Rate” means the fraction, the numerator of which is the Net Asset Value Per Unit for each Class E Unit and the denominator of which is the Net Asset Value Per Unit for each Class I Unit.

“Class E REIT Shares” means the REIT Shares referred to as “Class E Common Shares” in the Declaration of Trust.

“Class E Unit” means a Partnership Unit entitling the holder thereof to the rights of a holder of a Class E Unit as provided in this Agreement.

“Class F-D Conversion Rate” means the fraction, the numerator of which is the Net Asset Value Per Unit for each Class F-D Unit and the denominator of which is the Net Asset Value Per Unit for each Class I Unit.

“Class F-D REIT Shares” means the REIT Shares referred to as “Class F-D Common Shares” in the Declaration of Trust.

“Class F-D Unit” means a Partnership Unit entitling the holder thereof to the rights of a holder of a Class F-D Unit as provided in this Agreement.

“Class F-I Conversion Rate” means the fraction, the numerator of which is the Net Asset Value Per Unit for each Class F-I Unit and the denominator of which is the Net Asset Value Per Unit for each Class I Unit.

“Class F-I REIT Shares” means the REIT Shares referred to as “Class F-I Common Shares” in the Declaration of Trust.

“Class F-I Unit” means a Partnership Unit entitling the holder thereof to the rights of a holder of a Class F-I Unit as provided in this Agreement.

“Class F-S Conversion Rate” means the fraction, the numerator of which is the Net Asset Value Per Unit for each Class F-S Unit and the denominator of which is the Net Asset Value Per Unit for each Class I Unit.

“Class F-S REIT Shares” means the REIT Shares referred to as “Class F-S Common Shares” in the Declaration of Trust.

“Class F-S Unit” means a Partnership Unit entitling the holder thereof to the rights of a holder of a Class F-S Unit as provided in this Agreement.

“Class F-T Conversion Rate” means the fraction, the numerator of which is the Net Asset Value Per Unit for each Class F-T Unit and the denominator of which is the Net Asset Value Per Unit for each Class I Unit.

“Class F-T REIT Shares” means the REIT Shares referred to as “Class F-T Common Shares” in the Declaration of Trust.

“Class F-T Unit” means a Partnership Unit entitling the holder thereof to the rights of a holder of a Class F-T Unit as provided in this Agreement.

“Class I REIT Shares” means the REIT Shares referred to as “Class I Common Shares” in the Declaration of Trust.

“Class I Unit” means a Partnership Unit entitling the holder thereof to the rights of a holder of a Class I Unit as provided in this Agreement.

“Class S Conversion Rate” means the fraction, the numerator of which is the Net Asset Value Per Unit for each Class S Unit and the denominator of which is the Net Asset Value Per Unit for each Class I Unit.

“Class S REIT Shares” means the REIT Shares referred to as “Class S Common Shares” in the Declaration of Trust.

“Class S Unit” means a Partnership Unit entitling the holder thereof to the rights of a holder of a Class S Unit as provided in this Agreement.

“Class T Conversion Rate” means the fraction, the numerator of which is the Net Asset Value Per Unit for each Class T Unit and the denominator of which is the Net Asset Value Per Unit for each Class I Unit.

“Class T REIT Shares” means the REIT Shares referred to as “Class T Common Shares” in the Declaration of Trust.

“Class T Unit” means a Partnership Unit entitling the holder thereof to the rights of a holder of a Class T Unit as provided in this Agreement.

“Code” means the Internal Revenue Code of 1986, as amended from time to time. Reference to any particular provision of the Code shall mean that provision in the Code at the date hereof and any successor provision of the Code.

“Commission” means the U.S. Securities and Exchange Commission.

“Common Share Ownership Limit” shall have the meaning set forth in the Declaration of Trust.

“Conversion Event” shall have the meaning set forth in the Declaration of Trust.

“Declaration of Trust” means the Declaration of Trust of the General Partner, dated as of [ ], 20[ ], as further amended or supplemented from time to time.

“DRIP” shall have the meaning set forth in Section 5.8.

“DRIP Participant” shall have the meaning set forth in Section 5.8.

“Electronic Signature” shall have the meaning set forth in Section 12.8.

“Event of Bankruptcy” as to any Person means the filing of a petition for relief as to such Person as debtor or bankrupt under the Bankruptcy Code of 1978 or similar provision of law of any jurisdiction (except if such petition is contested by such Person and has been dismissed within 90 days); insolvency or bankruptcy of such Person as finally determined by a court proceeding; filing by such Person of a petition or application to accomplish the same or for the appointment of a receiver or a trustee for such Person or a substantial part of his assets; commencement of any proceedings relating to such Person as a debtor under any other reorganization, arrangement, insolvency, adjustment of debt or liquidation law of any jurisdiction, whether now in existence or hereinafter in effect, either by such Person or by another, provided that if such proceeding is commenced by another, such Person indicates his approval of such proceeding, consents thereto or acquiesces therein, or such proceeding is contested by such Person and has not been finally dismissed within 90 days.

“Excepted Holder Limit” shall have the meaning set forth in the Declaration of Trust.

“Excess Profits” shall have the meaning set forth in Section 5.2(c)(i).

“Exchanged REIT Shares” shall have the meaning set forth in Section 6.9(b).

“Federal Reserve” shall have the meaning set forth in Section 4.2(a).

“GAAP” means U.S. generally accepted accounting principles.

“General Partner” shall have the meaning set forth in the Preamble and shall include any Person who becomes a substitute or additional General Partner as provided herein, and any of their successors as General Partner, in such Person’s capacity as a General Partner of the Partnership.

“General Partnership Interest” means any Partnership Interest held by the General Partner, other than any Partnership Interest it holds in its capacity as a Limited Partner.

“Hurdle Amount” for any period during a calendar year means that amount that results in a 5% annualized internal rate of return on the Net Asset Value of the Performance Participation Units outstanding at the beginning of the then-current calendar year and all Performance Participation Units issued since the beginning of the then-current calendar year, taking into account the timing and amount of all distributions accrued or paid (without duplication) on all such Performance Participation Units and all issuances of Performance Participation Units over the period and calculated in accordance with recognized industry practices. The ending Net Asset Value of the Performance Participation Units used in calculating the internal rate of return will be calculated before giving effect to any allocation or accrual to the Performance Allocation and any applicable shareholder servicing fee expenses, provided that the calculation of the Hurdle Amount for any period will exclude any Performance Participation Units repurchased during such period, which Performance Participation Units will be subject to the Performance Allocation upon such repurchase as described in Section 5.2(c).

“Indemnitee” means (i) any Person made a party to a proceeding by reason of its status as the General Partner or a director, trustee, officer or employee of the General Partner or the Partnership, (ii) the Adviser, (iii) the Special Limited Partner, (iv) the Partnership Representative and (v) such other Persons (including Affiliates of the General Partner or the Partnership) as the General Partner may designate from time to time, in its sole and absolute discretion.

“Initial Limited Partner” shall have the meaning set forth in the Prior Agreement.

“Joint Venture” means any joint venture or partnership arrangement (other than the Partnership) in which the Partnership or any of its Subsidiaries is a co-venturer or partner established to acquire or hold assets of the Partnership.

“Limited Partner” means the General Partner in its capacity as a Limited Partner, and any other Person identified as a Limited Partner on the Partnership’s books and records, upon the execution and delivery by such Person of an additional limited partner signature page, and any Person who becomes a Substitute Limited Partner, in such Person’s capacity as a Limited Partner in the Partnership.

“Limited Partnership Interest” means the ownership interest of a Limited Partner in the Partnership at any particular time, including the right of such Limited Partner to any and all benefits to which such Limited Partner may be entitled as provided in this Agreement and in the Act, together with the obligations of such Limited Partner to comply with all the provisions of this Agreement and of such Act. A Limited Partnership Interest may be expressed as a number of Partnership Units.

“Listing” means the listing of any Class of REIT Shares on a national securities exchange. Upon such Listing, the shares shall be deemed “Listed.”

“Loss” shall have the meaning set forth in Section 5.1(e).

“Loss Carryforward Amount” shall initially equal zero and shall cumulatively increase by the absolute value of any negative annual Total Return and decrease by any positive annual Total Return, provided that the Loss Carryforward Amount shall at no time be less than zero and provided further that the calculation of the Loss Carryforward Amount will exclude the Total Return related to any Performance Participation Units repurchased during such year, which Performance Participation Units will be subject to the Performance Allocation upon such repurchase as described in Section 5.2(c).

“Memorandum” means the confidential private placement memorandum of the General Partner with respect to the applicable Offering, as such memorandum may be amended or supplemented from time to time.

“Net Asset Value” means (i) for any Partnership Units, the net asset value of such Partnership Units, determined as of the last calendar day of each month as described in the Memorandum and (ii) for any REIT Shares, the net asset value of such REIT Shares, determined as of the last business day of each month as described in the Memorandum.

“Net Asset Value Per REIT Share” means, for each Class of REIT Shares, the Net Asset Value per share of such Class of REIT Shares, determined as of the last calendar day of each month as described in the Memorandum.

“Net Asset Value Per Unit” means, for each Class of Partnership Units, the Net Asset Value per unit of such Class of Partnership Units, determined as of the last calendar day of each month as described in the Memorandum.

“Non-Voting Units” shall have the meaning set forth in Section 4.2(a).

“Notice of Redemption” means the Notice of Exercise of Redemption Right substantially in the form attached as Exhibit A.

“Offer” shall have the meaning set forth in Section 7.1(b)(ii).

“Offering” means an offer and sale of securities, including, without limitation, REIT Shares and Partnership Units.

“Partner” means any General Partner, Special Limited Partner or Limited Partner.

“Partner Nonrecourse Debt Minimum Gain” means an amount with respect to each Partner’s nonrecourse debt (as defined in U.S. Treasury Regulations Section 1.704-2(b)(4)) equal to the Partnership Minimum Gain that would result if such partner nonrecourse debt were treated as a nonrecourse liability (as defined in U.S. Treasury Regulations Section 1.752-1(a)(2)) determined in accordance with U.S. Treasury Regulations Section 1.704-2(i)(3).

“Partnership” shall have the meaning set forth in the Preamble.

“Partnership Interest” means an ownership interest in the Partnership held by a Limited Partner, the General Partner or the Special Limited Partner and includes any and all benefits to which the holder of such a Partnership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement.

“Partnership Minimum Gain” shall have the meaning specified in U.S. Treasury Regulations Sections 1.704-2(b)(2) and 1.704-2(d).

“Partnership Record Date” means the record date established by the General Partner for the distribution of cash pursuant to Section 5.2, which record date shall be the same as the record date established by the General Partner for a distribution to its shareholders of some or all of its portion of such distribution.

“Partnership Register” has the meaning set forth in Section 4.1.

“Partnership Representative” shall have the meaning for “partnership representative” set forth in Section 6223 of the Code and any “designated individual,” if applicable, as defined in the Regulations thereunder (including, in each case, any similar capacity or role under relevant non-U.S., state or local law).

“Partnership Unit” means a fractional, undivided share of the Partnership Interests (other than the General Partnership Interest and the Special Limited Partner Interest) of all Partners issued hereunder, including Class T Units, Class S Units, Class D Units, Class I Units, Class E Units, Class F-T Units, Class F-S Units, Class F-D Units and Class F-I Units. The allocation of Partnership Units of each Class among the Partners shall be as set forth on the Partnership’s books and records.

“Percentage Interest” means the percentage ownership interest in the Partnership of each Partner, as determined by dividing the Partnership Units owned by a Partner by the total number of Partnership Units then outstanding. The Percentage Interest of each Partner shall be as set forth on the Partnership’s books and records.

“Performance Allocation” shall have the meaning set forth in Section 5.2(c).

“Performance Participation Units” means, collectively, the Class D Units, Class I Units, Class S Units, Class T Units, Class F-D Units, Class F-I Units, Class F-S Units, and Class F-T Units. Class E Units shall not be considered Performance Participation Units.

“Person” means an individual, corporation, partnership, limited liability company, estate, trust (including a trust qualified under Sections 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other legal entity.

“Prior Agreement” shall have the meaning set forth in the Recitals.

“Profit” shall have the meaning set forth in Section 5.1(e).

“Property” means any Real Property, Real Estate Securities or other investment in which the Partnership holds an ownership interest.

“Quarterly Allocation” shall have the meaning set forth in Section 5.2(c).

“Quarterly Shortfall” shall have the meaning set forth in Section 5.2(c).

“Quarterly Shortfall Obligation” shall have the meaning set forth in Section 5.2(c).

“Real Estate Securities” means equity and debt securities of both publicly traded and private companies, including REITs and pass-through entities, that own Real Property or loans secured by real estate, including investments in commercial mortgage-backed securities and derivative instruments, owned by the General Partner or the Partnership directly or indirectly through one or more of its Affiliates.

“Real Property” means land, rights in land (including leasehold interests) and any buildings, structures, improvements, furnishings, fixtures and equipment located on or used in connection with land and rights or interests in land.

“Received REIT Shares” shall have the meaning set forth in Section 6.9(b).

“Redemption” shall have the meaning set forth in Section 8.4(a).

“Redemption Price” means the Value of the REIT Shares Amount as of the end of the Specified Redemption Date.

“Redemption Right” shall have the meaning set forth in Section 8.4(a).

“Regulations” means the U.S. federal income tax regulations promulgated under the Code, as amended from time to time. Reference to any particular provision of the Regulations shall mean that provision of the Regulations on the date hereof and any successor provision of the Regulations.

“Regulatory Allocations” shall have the meaning set forth in Section 5.1(g).

“REIT” means a “real estate investment trust” as defined pursuant to Sections 856 through 860 of the Code.

“REIT Expenses” means (i) costs and expenses relating to the formation and continuity of existence and operation of the General Partner and any Subsidiaries thereof (which Subsidiaries shall, for purposes of this defined term, be included within the definition of General Partner), including taxes, fees and assessments associated therewith, any and all costs, expenses or fees payable to any director, trustee, officer, or employee of the General Partner or service providers to the General Partner (including service providers affiliated with the Adviser), (ii) costs and expenses relating to any Offering, issuance and/or registration of securities by the General Partner or the Partnership and all filings, statements, reports, fees and expenses incidental thereto, including, without limitation, underwriting discounts, placement agent fees, and selling commissions applicable to any such Offering of securities, any shareholder servicing fees, and any costs and expenses associated with any claims made by any holders of such securities or any underwriters or placement agents thereof, (iii) costs and expenses associated with any repurchase of any securities by the General Partner, (iv) costs and expenses associated with the preparation and filing of any periodic or other reports and communications by the General Partner under U.S. federal, state or local laws or regulations, including filings with the Commission, (v) costs and expenses associated with compliance by the General Partner with laws, rules and regulations promulgated by any regulatory body, including the Commission and any securities exchange, (vi) the management fee payable to the Adviser under the Advisory Agreement and other fees and expenses payable to other services providers of the General Partner, (vii) costs and expenses incurred by the General Partner relating to any issuance or redemption of Partnership Interests and/or REIT Shares, (viii) all other operating or administrative costs of the General Partner incurred in the ordinary course of its business on behalf of or in connection with the Partnership and (ix) without duplication, amounts required to be paid or reimbursed to the Adviser pursuant to the terms of the Advisory Agreement.

“REIT Share” means a common share of the General Partner (or successor entity, as the case may be), including Class T REIT Shares, Class S REIT Shares, Class D REIT Shares, Class I REIT Shares, Class E REIT Shares, Class F-T REIT Shares, Class F-S REIT Shares, Class F-D REIT Shares and Class F-I REIT Shares.

“REIT Shares Amount” means a number of REIT Shares having the same Class designation as the Class of Partnership Units offered for exchange by a Tendering Party equal to such number of Partnership Units; provided that in the event the General Partner issues to all holders of REIT Shares rights, options, warrants or convertible or exchangeable securities entitling the shareholders to subscribe for or purchase REIT Shares, or any other securities or property (collectively, the “rights”), and the rights have not expired at the Specified Redemption Date, then the REIT Shares Amount shall also include the rights issuable to a holder of the REIT Shares Amount of REIT Shares on the record date fixed for purposes of determining the holders of REIT Shares entitled to rights.

“Related Party” means, with respect to any Person, any other Person whose ownership of shares of the General Partner’s capital stock would be attributed to the first such Person under Code Section 544 (as modified by Code Section 856(h)(1)(B)).

“Securities Act” means the Securities Act of 1933, as amended from time to time, or any successor statute thereto. Reference to any provision of the Securities Act shall mean such provision as in effect from time to time, as the same may be amended, and any successor provision thereto, as interpreted by any applicable regulations as in effect from time to time.

“Special Limited Partner” shall have the meaning set forth in the Preamble. The Special Limited Partner shall be a limited partner and recognized as such under applicable Delaware law, but not a “Limited Partner” within the meaning of this Agreement (other than to the extent it owns Partnership Units).

“Special Limited Partner Interest” means the interest of the Special Limited Partner in the Partnership representing solely its right as the holder of an interest in distributions described in Section 5.2(c) (and any corresponding allocations of income, gain, loss and deduction under this Agreement), and not any interest in Partnership Units it may own from time to time.

“Specified Redemption Date” means the first business day of the month following the month of the day that is 45 days after the receipt by the General Partner of the Notice of Redemption.

“Sponsor” shall have the meaning set forth in the Declaration of Trust.

“Sponsor Unitholder” shall have the meaning set forth in Section 4.2(a).

“Subsidiary” means, with respect to any Person, any corporation or other entity of which a majority of (i) the voting power of the voting equity securities or (ii) the outstanding equity interests is owned, directly or indirectly, by such Person.

“Substitute Limited Partner” means any Person admitted to the Partnership as a Limited Partner pursuant to Section 9.3.

“Successor Entity” shall have the meaning set forth in Section 4.3(a)(ii).

“Survivor” shall have the meaning set forth in Section 7.1(c).

“Tax Advances” shall have the meaning set forth in Section 5.2(d).

“Tendered Units” shall have the meaning set forth in Section 8.4(a).

“Tendering Party” shall have the meaning set forth in Section 8.4(a).

“Total Return” for any period since the end of the prior calendar year shall equal the sum of: (i) all distributions accrued or paid (without duplication) on the Performance Participation Units outstanding at the end of such period since the beginning of the then-current calendar year plus (ii) the change in aggregate Net Asset Value of such Performance Participation Units since the beginning of such year, before giving effect to (x) changes resulting solely from the proceeds of issuances of Performance Participation Units, (y) any allocation or accrual to the Performance Allocation and (z) any applicable shareholder servicing fee expenses (including any payments made to the General Partner for payment of such expenses). For the avoidance of doubt, the calculation of Total Return will (i) include any appreciation or depreciation in the Net Asset Value of Performance Participation Units issued during the then-current calendar year but (ii) exclude the proceeds from the initial issuance of such Performance Participation Units.

“Transaction” shall have the meaning set forth in Section 7.1(b).

“Transfer” shall have the meaning set forth in Section 9.2(a).

“Trustee” shall have the meaning set forth in the Declaration of Trust.

“Value” means, for any Class of REIT Shares, (i) if such Class of REIT Shares are Listed, the average closing price per share for the previous 30 trading days, or (ii) if such Class of REIT Shares are not Listed, the Net Asset Value Per REIT Share for REIT Shares of that Class.

1.2          Interpretation. The definitions in Section 1.1 shall apply equally to both the singular and plural forms of the terms defined. Wherever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine and neuter forms. For all purposes of this Agreement, the term “control” and variations thereof shall mean possession of the authority to direct or cause the direction of the management and policies of the specified entity, through the direct or indirect ownership of equity interests therein, by contract or otherwise. As used in this Agreement, the words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” As used in this Agreement, the terms “herein,” “hereof” and “hereunder” shall refer to this Agreement in its entirety. Any references in this Agreement to “Sections” or “Articles” shall, unless otherwise specified, refer to Sections or Articles, respectively, in this Agreement. Any references in this Agreement to an “Exhibit” shall, unless otherwise specified, refer to an Exhibit attached to this Agreement, as such Exhibit may be amended from time to time. Each such Exhibit shall be deemed incorporated in this Agreement in full.

ARTICLE 2

PARTNERSHIP FORMATION AND IDENTIFICATION

2.1          Formation. The Partnership was formed as a limited partnership pursuant to the Act and all other pertinent laws of the State of Delaware, for the purposes and upon the terms and conditions set forth in this Agreement.

2.2          Name, Office and Registered Agent. The name of the Partnership is NH Net REIT Operating Partnership, LP. The Partnership’s business may be conducted under any other name or names deemed advisable by the General Partner, including the name of the General Partner or any Affiliate thereof. The words “Limited Partnership,” “LP,” “Ltd.” or similar words or letters shall be included in the Partnership’s name where necessary for the purposes of complying with the laws of any jurisdiction that so requires. The General Partner in its sole and absolute discretion may change the name of the Partnership at any time and from time to time and shall notify the Partners of such change in the next regular communication to the Partners (or, in the sole discretion of the General Partner, earlier). The specified office and principal place of business of the Partnership shall be 1585 Broadway, New York, New York 10036. The General Partner may at any time change the location of such office, provided the General Partner gives notice to the Partners of any such change. The name and address of the Partnership’s registered agent is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801. The sole duty of the registered agent as such is to forward to the Partnership any notice that is served on him as registered agent. The Partnership may maintain offices at such other place or places within or outside the State of Delaware as the General Partner deems advisable.

2.3          Partners.

(a)           The General Partner of the Partnership is North Haven Net REIT, a Maryland statutory trust. Its principal place of business is the same as that of the Partnership.

(b)           The Limited Partners are the General Partner (in its capacity as Limited Partner) and any other Persons identified as Limited Partners on the Partnership’s books and records. A Person shall be admitted as a Limited Partner of the Partnership at the time that (i) this Agreement or a counterpart hereof is executed by or on behalf of such Person and (ii) such Person is listed by the General Partner as a Limited Partner of the Partnership in the Partnership Register.

(c)           The Special Limited Partner is NH Net REIT Special Limited Partner LP, a Delaware limited liability company. Its principal place of business is the same as that of the Partnership.

2.4          Term and Dissolution.

(a)           The Partnership commenced upon the filing for record of the Certificate of Limited Partnership in the office of the Secretary of State of the State of Delaware on February 6, 2023, and shall continue indefinitely, except that the Partnership shall be dissolved upon the first to occur of any of the following events:

(i)            The occurrence of an Event of Bankruptcy as to a General Partner or the dissolution, death, removal or withdrawal of a General Partner unless the business of the Partnership is continued pursuant to Section 7.3(b); provided that if a General Partner is on the date of such occurrence a partnership, the dissolution of such General Partner as a result of the dissolution, death, withdrawal, removal or Event of Bankruptcy of a partner in such partnership shall not be an event of dissolution of the Partnership if the business of such General Partner is continued by the remaining partner or partners, either alone or with additional partners, and such General Partner and such partners comply with any other applicable requirements of this Agreement;

(ii)           The passage of 90 days after the sale or other disposition of all or substantially all of the assets of the Partnership (provided that if the Partnership receives an installment obligation as consideration for such sale or other disposition, the Partnership shall continue, unless sooner dissolved under the provisions of this Agreement, until such time as such note or notes are paid in full); or

(iii)          The election by the General Partner that the Partnership should be dissolved.

(b)           Upon dissolution of the Partnership (unless the business of the Partnership is continued pursuant to Section 7.3(b)), the General Partner (or its Trustee, receiver, successor or legal representative) shall amend or cancel any Certificate(s) and liquidate the Partnership’s assets and apply and distribute the proceeds thereof in accordance with Section 5.6. Notwithstanding the foregoing, the liquidating General Partner may either (i) defer liquidation of, or withhold from distribution for a reasonable time, any assets of the Partnership (including those necessary to satisfy the Partnership’s debts and obligations), or (ii) distribute the assets to the Partners in kind.

2.5          Filing of Certificate and Perfection of Limited Partnership. The General Partner shall execute, acknowledge, record and file at the expense of the Partnership, any and all amendments to the Certificate(s) and all requisite fictitious name statements and notices in such places and jurisdictions as may be necessary to cause the Partnership to be treated as a limited partnership under, and otherwise to comply with, the laws of each state or other jurisdiction in which the Partnership conducts business.

2.6          Certificates Representing Partnership Units. At the request of a Limited Partner, the General Partner, in its sole and absolute discretion, may issue (but in no way is obligated to issue) a certificate specifying the number and Class of Partnership Units owned by the Limited Partner as of the date of such certificate. Any such certificate (i) shall be in form and substance as approved by the General Partner, (ii) shall not be negotiable and (iii) shall bear a legend to the following effect:

This certificate is not negotiable. The Partnership Units represented by this certificate are governed by and transferable only in accordance with the provisions of the Limited Partnership Agreement of NH Net REIT Operating Partnership, LP, as amended from time to time.

2.7          Withdrawal of the Initial Limited Partner. In accordance with the terms of the Prior Agreement, upon the admission of one or more Limited Partners to the Partnership, the Initial Limited Partner shall (a) withdraw as the Initial Limited Partner of the Partnership and (b) have no further right, interest or obligation of any kind whatsoever as a Partner in the Partnership.

ARTICLE 3

BUSINESS OF THE PARTNERSHIP

The purpose and nature of the business to be conducted by the Partnership is (i) to conduct any business that may be lawfully conducted by a limited partnership organized pursuant to the Act, provided, however, that such business shall be limited to and conducted in such a manner as to permit the General Partner at all times to qualify as a REIT, and in a manner such that the General Partner will not be subject to any taxes under Section 857 or 4981 of the Code (to the extent the General Partner determines not being subject to such taxes is desirable), unless the General Partner otherwise ceases to qualify as a REIT, (ii) to enter into any partnership, joint venture or other similar arrangement to engage in any of the foregoing or the ownership of interests in any entity engaged in any of the foregoing and (iii) to do anything necessary or incidental to the foregoing. Notwithstanding the foregoing, the Limited Partners agree that the General Partner may terminate its status as a REIT under the Code at any time to the full extent permitted under the Declaration of Trust. The General Partner on behalf of the Partnership shall also be empowered to do any and all acts and things necessary or prudent to ensure that the Partnership will not be classified as a “publicly traded partnership” for purposes of Section 7704 of the Code.

ARTICLE 4

CAPITAL CONTRIBUTIONS AND ACCOUNTS

4.1          Capital Contributions. The General Partner and the Limited Partners have made Capital Contributions to the Partnership in exchange for the Partnership Interests set forth opposite their names on the Partnership’s books and records (the “Partnership Register”). The General Partner may keep, or cause to be kept, the Partnership’s books and records current through separate revisions that reflect periodic changes to the Capital Contributions made by the Partners and Redemptions and other purchases of Partnership Units by the Partnership, and corresponding changes to the Partnership Interests of the Partners, without preparing an amendment to this Agreement. Any reference in this Agreement to the Partnership Register shall be deemed a reference to the Partnership Register as in effect from time to time. Subject to the terms of this Agreement, the General Partner may take any action authorized hereunder in respect of the Partnership Register without any need to obtain the consent or approval of any other Partner. No action of any Limited Partner shall be required to amend or update the Partnership Register. Except as required by law, no Limited Partner shall be entitled to receive a copy of the information set forth in the Partnership Register relating to any Partner other than itself.

4.2          Classes of Partnership Units. The General Partner is hereby authorized to cause the Partnership to issue Partnership Units designated as Class T Units, Class S Units, Class D Units, Class I Units, Class E Units, Class F-T Units, Class F-S Units, Class F-D Units and Class F-I Units. Each such Class shall have the rights and obligations attributed to that Class under this Agreement. The General Partner may supplement this Agreement to permit the issuance of additional Classes of Partnership Units.

(a)           Notwithstanding anything to the contrary in this Agreement, any Partnership Units held for its own account or otherwise controlled by the Sponsor or its Affiliates (each, a “Sponsor Unitholder”) that are determined at the time of acquisition of Partnership Units by a Sponsor Unitholder or any other event resulting in an adjustment in the relative percentage of Partnership Units owned or controlled by the Sponsor Unitholders, to be in the aggregate in excess of 4.99% (or such other percentage that may be permitted under Section 4(c)(6) of the Bank Holding Company Act of 1956, as amended (the “BHC Act”)) of any class of voting Partnership Units, excluding for purposes of calculating this percentage portions of all or any other Partnership Units that are non-voting Partnership Units pursuant to this Section 4.2(a) or any other provision of this Agreement (collectively the “Non-Voting Units”), shall be and, except as stated otherwise provided in this Section 4.2(a) or in Section 4.2(b), remain a non-voting Partnership Unit (whether or not subsequently transferred in whole or in part to any other Person) and shall not be included in determining whether the requisite vote or consent of Partnership Units has been obtained with respect to any matter arising under this Agreement or otherwise that has been submitted to the holders of Partnership Units for approval or ratification; provided, that such Non-Voting Unit shall be permitted to vote on any matter on which a Sponsor Unitholder is permitted to vote without causing such Partnership Unit to become a voting security for purposes of Regulation Y of the Board of Governors of the Federal Reserve System (the “Federal Reserve”), as in effect from time to time, including on any amendment, alteration or repeal of any provision of this Agreement in a manner that would significantly and adversely affect the rights or preferences of the Non-Voting Units. Upon a subsequent reduction in the number of outstanding voting Partnership Units or the issuance of additional Partnership Units that would cause a change in the relative ownership or voting percentages of the Sponsor Unitholders, a recalculation of the Partnership Units held by the Sponsor Unitholders shall be made, and only that portion of the total Partnership Units held by the Sponsor Unitholders that is determined as of the date of the applicable reduction in the number of outstanding voting Partnership Units or issuance of additional Partnership Units, as applicable, to be in the aggregate in excess of 4.99% (or such other percentage as may be permitted under Section 4(c)(6) of the BHC Act) of any class of voting Partnership Units, excluding for purposes of calculating this percentage portions of all or any other Partnership Units that are Non-Voting Units, shall be and, except as otherwise provided in this Section 4.2(a) or Section 4.2(b), remain, except as stated in Section 4.2(b), a Non-Voting Unit. Notwithstanding the foregoing, at the time of acquisition of Partnership Units by a Sponsor Unitholder, any Sponsor Unitholder may elect not to be governed by this Section 4.2(a) by providing written notice to the General Partner stating that such Sponsor Unitholder is not prohibited, without the prior approval of the Federal Reserve, from acquiring or controlling in excess of 4.99% (or such other percentage that may be permitted under Section 4(c)(6) of the BHC Act) of any class of voting Partnership Units. Any such election by a Sponsor Unitholder may be rescinded at any time by written notice to the General Partner, provided that any such rescission shall be irrevocable.

(b)           A Non-Voting Unit shall continue to be a Non-Voting Unit for as long as it is owned or controlled by any Sponsor Unitholder, or any other assignee or transferee of such Sponsor Unitholder; provided, however, that any such Non-Voting Unit may convert to a voting Partnership Unit and shall be entitled to the full voting rights otherwise set forth for such Partnership Unit pursuant to this Agreement in the hands of a transferee to the extent that such Non-Voting Unit is transferred to such transferee in any one or more of the following transfers: (i) a widespread public distribution of the voting Partnership Units; (ii) a transfer to the Partnership; (iii) a transfer in which no transferee (or group of associated transferees) would receive 2% or more of any “class of voting shares” (as such term is defined in in 12 C.F.R. § 225.2(q)(3)) of the Partnership; or (iv) to a transferee if such transferee would control more than 50% of every “class of voting shares” (as such term is defined in in 12 C.F.R. § 225.2(q)(3)) of the Partnership without any transfer from the transferring holder.

4.3          Additional Capital Contributions and Issuances of Additional Partnership Interests. Except as provided in this Section 4.3, Section 4.4 or in any separate agreement with one or more Partners, the Partners shall have no right or obligation to make any additional Capital Contributions or loans to the Partnership. The General Partner may contribute additional capital to the Partnership, from time to time, and receive additional Partnership Interests in respect thereof, in the manner contemplated in this Section 4.3.

(a)           Issuances of Additional Partnership Interests.

(i)            General. The General Partner is hereby authorized to cause the Partnership to issue such additional Partnership Interests in the form of Partnership Units for any Partnership purpose at any time or from time to time to the Partners (including the General Partner) or to other Persons for such consideration and on such terms and conditions as shall be established by the General Partner in its sole and absolute discretion, all without the approval of any Limited Partner, including but not limited to, (i) Partnership Units issued in connection with the issuance of REIT Shares of or other interests in the General Partner, (ii) Partnership Units issued to the Special Limited Partner with respect to payments made pursuant to the Performance Allocation, (iii) Partnership Units issued to the Adviser as a management fee pursuant to the Advisory Agreement, (iv) upon the conversion, redemption or exchange of any debt, Partnership Units, or other securities issued by the Partnership, (v) in connection with any merger of any other Person into the Partnership, (vi) upon the contribution of property or assets to the Partnership or otherwise in connection with the Partnership’s acquisition of property or assets, and (vii) for such consideration as the General Partner may determine. Upon the issuance of any additional Partnership Interest, the General Partner shall, without the Consent of any other Partners, amend the Partnership Register as appropriate to reflect such issuance. Any additional Partnership Interests issued thereby may be issued in one or more Classes (including the Classes specified in this Agreement or any other Classes), or one or more series of any of such Classes, with such designations, preferences and relative, participating, optional or other special rights, voting and other powers and duties, including rights, powers and duties senior to Limited Partnership Interests, all as shall be determined by the General Partner in its sole and absolute discretion and without the approval of any Limited Partner, subject to Delaware law, including, without limitation, (i) the allocations of items of Partnership income, gain, loss, deduction and credit to each such Class or series of Partnership Interests; (ii) the right of each such Class or series of Partnership Interests to share in Partnership distributions; and (iii) the rights of each such Class or series of Partnership Interests upon dissolution and liquidation of the Partnership; provided, however, that no additional Partnership Interests shall be issued to the General Partner unless:

(1)          the additional Partnership Interests are issued in connection with an issuance of Additional Securities by the General Partner in accordance with Section 4.3(a)(iii);

(2)          the additional Partnership Interests are issued in exchange for property owned by the General Partner or in exchange for other consideration with a fair market value, as determined by the General Partner, in good faith, equal to the value of the Partnership Interests;

(3)          the additional Partnership Interests are issued upon the conversion, redemption or exchange of debt, Partnership Units or other securities issued by the Partnership; or

(4)          the additional Partnership Interests are also offered or issued to all Partners holding Partnership Units of the same Class or series in proportion to the Partnership Units of such Class or series held by such Partners.

Without limiting the foregoing, the General Partner is expressly authorized to cause the Partnership to issue Partnership Units for less than fair market value, so long as the General Partner concludes in good faith that such issuance is in the best interests of the General Partner and the Partnership.

(ii)           Adjustment Events. In the event the General Partner (i) declares or pays a dividend on any Class of its outstanding REIT Shares in REIT Shares or makes a distribution to all holders of any Class of its outstanding REIT Shares in REIT Shares, (ii) subdivides any Class of its outstanding REIT Shares, or (iii) combines any Class of its outstanding REIT Shares into a smaller number of REIT Shares with respect to any Class of REIT Shares, then a corresponding adjustment to the number of outstanding Partnership Units of the applicable Class necessary to maintain the proportionate relationship between the number of outstanding Partnership Units of such Class to the number of outstanding REIT Shares of such Class shall automatically, and without further action by the General Partner or any Limited Partner, be made. Additionally, in the event that any other entity shall become General Partner pursuant to any merger, consolidation or combination of the General Partner with or into another entity (the “Successor Entity”), the number of outstanding Partnership Units of each Class shall be adjusted by multiplying such number by the number of shares of the Successor Entity into which one REIT Share of such Class is converted pursuant to such merger, consolidation or combination, determined as of the date of such merger, consolidation or combination. Any adjustment to the number of outstanding Partnership Units of any Class shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event; provided, however, that if the General Partner receives a Notice of Redemption after the record date, but prior to the effective date of such dividend, distribution, subdivision or combination, or such merger, consolidation or combination, the number of outstanding Partnership Units of any Class shall be determined as if the General Partner had received the Notice of Redemption immediately prior to the record date for such dividend, distribution, subdivision or combination or such merger, consolidation or combination. If the General Partner takes any other action affecting the REIT Shares other than actions specifically described above and, in the opinion of the General Partner such action would require an adjustment to the number of Partnership Units to maintain the proportionate relationship between the number of outstanding Partnership Units to the number of outstanding REIT Shares, the General Partner shall have the right to make such adjustment to the number of Partnership Units, to the extent permitted by law, in such manner and at such time as the General Partner, in its sole discretion, may determine to be appropriate under the circumstances.

(iii)          Upon Issuance of Additional Securities. Upon the issuance by the General Partner of any Additional Securities (including pursuant to the General Partner’s distribution reinvestment plan) other than to all holders of REIT Shares, the General Partner shall contribute any net proceeds from the issuance of such Additional Securities and from any exercise of rights contained in such Additional Securities, directly and through the General Partner, to the Partnership in return for, as the General Partner may designate, Partnership Interests or rights, options, warrants or convertible or exchangeable securities of the Partnership having designations, preferences and other rights such that their economic interests are substantially similar to those of the Additional Securities; provided, however, that the General Partner is allowed to issue Additional Securities in connection with an acquisition of assets that would not be owned directly or indirectly by the Partnership, but if and only if, such acquisition and issuance of Additional Securities have been approved and determined to be in or not opposed to the best interests of the General Partner and the Partnership; provided further, that the General Partner is allowed to use net proceeds from the issuance and sale of such Additional Securities to repurchase REIT Shares pursuant to a share repurchase plan. Without limiting the foregoing, the General Partner is expressly authorized to issue Additional Securities for less than fair market value, and to cause the Partnership to issue to the General Partner corresponding Partnership Interests, so long as the General Partner concludes in good faith that such issuance is in the best interests of the General Partner and the Partnership, including without limitation, the issuance of REIT Shares and corresponding Partnership Units pursuant to an employee share purchase plan that provides for employee purchases of REIT Shares at a discount from fair market value or employee stock options that have an exercise price that is less than the fair market value of the REIT Shares, either at the time of issuance or at the time of exercise. Without limiting the foregoing, if the General Partner issues REIT Shares of any Class for a cash purchase price and contributes all of the net proceeds of such issuance to the Partnership as required hereunder, the General Partner shall be issued a number of additional Partnership Units having the same Class designation as the issued REIT Shares equal to the number of such REIT Shares of that Class issued by the General Partner the proceeds of which were so contributed.

(b)           Certain Deemed Contributions of Proceeds of Issuance of REIT Shares. In connection with any and all issuances of REIT Shares, to the extent that the General Partner shall make Capital Contributions to the Partnership of the net proceeds therefrom, if the net proceeds actually received and contributed by the General Partner in respect of the REIT Shares the net proceeds of which were so contributed are less than the gross proceeds of such issuance as a result of any underwriter’s discount, placement agent fees or other expenses paid or incurred in connection with such issuance, then the General Partner shall be deemed to have made Capital Contributions to the Partnership in the aggregate amount of the gross proceeds of such issuance and the Partnership shall be deemed simultaneously to have paid such Offering expenses in accordance with Section 6.5 and in connection with the required issuance of additional Partnership Units to the General Partner for such Capital Contributions pursuant to Section 4.3(a), and any such expenses shall be allocable solely to the Class of Partnership Units issued to the General Partner at such time. In connection with any and all issuances of REIT Shares pursuant to the General Partner’s distribution reinvestment plan, the General Partner shall be deemed to have made Capital Contributions to the Partnership in the aggregate amount of the distributions that have been reinvested in respect of the REIT Shares issued by the General Partner in return for an equal number of Partnership Units having the same Class designation as the issued REIT Shares.

4.4          Additional Funding. If the General Partner determines that it is in the best interests of the Partnership to provide for additional Partnership funds (“Additional Funds”) for any Partnership purpose, the General Partner may (i) cause the Partnership to obtain such funds from outside borrowings, (ii) elect to have the General Partner or any of its Affiliates provide such Additional Funds to the Partnership through loans, the purchase of additional Partnership Interests or otherwise (which the General Partner or such Affiliates will have the option, but not the obligation, of providing) or (iii) cause the Partnership to issue additional Partnership Interests and admit additional Limited Partners to the Partnership in accordance with Section 4.3.

4.5          Capital Accounts. A separate capital account (a “Capital Account”) shall be established and maintained for each Partner in accordance with Regulations Section 1.704-1(b)(2)(iv) and a Partner shall have a single Capital Account with respect to all Partnership Interests held by such Partner. If (i) a new or existing Partner acquires an additional Partnership Interest in exchange for more than a de minimis Capital Contribution, (ii) the Partnership distributes to a Partner more than a de minimis amount of Partnership property or money as consideration for a Partnership Interest, (iii) the Partnership is liquidated within the meaning of Regulation Section 1.704-1(b)(2)(ii)(g), or (iv) the Partnership grants a Partnership Interest (other than a de minimis interest) as consideration for the provision of services to or for the benefit of the Partnership, the General Partner may revalue the property of the Partnership to its fair market value (as determined by the General Partner, in its sole and absolute discretion, and taking into account Section 7701(g) of the Code) in accordance with Regulations Section 1.704-1(b)(2)(iv)(f). When the Partnership’s property is revalued by the General Partner, the Capital Accounts of the Partners shall be adjusted in accordance with Regulations Sections 1.704-1(b)(2)(iv)(f) and (g), which generally require such Capital Accounts to be adjusted to reflect the manner in which the unrealized gain or loss inherent in such property (that has not been reflected in the Capital Accounts previously) would be allocated among the Partners pursuant to Section 5.1 if there were a taxable disposition of such property for its fair market value (as determined by the General Partner, in its sole and absolute discretion, and taking into account Section 7701(g) of the Code) on the date of the revaluation. In furtherance of the foregoing and in accordance with Regulations Section 1.1061-3(c)(3)(ii)(B), the Partnership shall, (i) calculate separate allocations attributable to (A) distribution entitlements that are not commensurate with capital contributed to the Partnership and (B) distribution entitlements that are commensurate with capital contributed to the Partnership (in each case, within the meaning of Regulations Section 1.1061-3(c)(3)(i) and as reasonably determined by the General Partner), and (ii) consistently reflect each such allocation described in clause (i) in its books and records.

4.6          Percentage Interests. If the number of outstanding Partnership Units increases or decreases during a taxable year, each Partner’s Percentage Interest shall be adjusted by the General Partner effective as of the effective date of each such increase or decrease to a percentage equal to the number of Partnership Units held by such Partner divided by the aggregate number of Partnership Units outstanding after giving effect to such increase or decrease. If the Partners’ Percentage Interests are adjusted pursuant to this Section 4.6, the Profits and Losses for the taxable year in which the adjustment occurs shall be allocated between the part of the year ending on the day when the adjustment occurs and the part of the year beginning on the following day either (i) as if the taxable year had ended on the date of the adjustment or (ii) based on the number of days in each part. The General Partner, in its sole and absolute discretion, shall determine which method shall be used to allocate Profits and Losses for the taxable year in which the adjustment occurs. The allocation of Profits and Losses for the earlier part of the year shall be based on the Percentage Interests before adjustment, and the allocation of Profits and Losses for the later part shall be based on the adjusted Percentage Interests.

4.7          No Interest on Contributions. No Partner shall be entitled to interest on its Capital Contribution.

4.8          Return of Capital Contributions. No Partner shall be entitled to withdraw any part of its Capital Contribution or its Capital Account or to receive any distribution from the Partnership, except as specifically provided in this Agreement. Except as otherwise provided herein, there shall be no obligation to return to any Partner or withdrawn Partner any part of such Partner’s Capital Contribution for so long as the Partnership continues in existence.

4.9          No Third Party Beneficiary. No creditor or other third party having dealings with the Partnership shall have the right to enforce the right or obligation of any Partner to make Capital Contributions or loans or to pursue any other right or remedy hereunder or at law or in equity, it being understood and agreed that the provisions of this Agreement shall be solely for the benefit of, and may be enforced solely by, the parties hereto and their respective successors and assigns. None of the rights or obligations of the Partners herein set forth to make Capital Contributions or loans to the Partnership shall be deemed an asset of the Partnership for any purpose by any creditor or other third party, nor may such rights or obligations be sold, transferred or assigned by the Partnership or pledged or encumbered by the Partnership to secure any debt or other obligation of the Partnership or of any of the Partners. In addition, it is the intent of the parties hereto that no distribution to any Limited Partner shall be deemed a return of money or other property in violation of the Act. However, if any court of competent jurisdiction holds that, notwithstanding the provisions of this Agreement, any Limited Partner is obligated to return such money or property, such obligation shall be the obligation of such Limited Partner and not of the General Partner. Without limiting the generality of the foregoing, a deficit Capital Account of a Partner shall not be deemed to be a liability of such Partner nor an asset or property of the Partnership. No Partner shall be required to make a Capital Contribution to restore a deficit in respect of its Capital Account.

4.10        No Preemptive Rights. Except as expressly provided in this Agreement, no Person, including, without limitation, any Partner or assignee, shall have any preemptive, preferential, participation or similar right or rights to subscribe for or acquire any Partnership Interest or to otherwise make an additional Capital Contribution.

ARTICLE 5

PROFITS AND LOSSES; DISTRIBUTIONS

5.1          Allocation of Profit and Loss.

(a)           General Partner Gross Income Allocation. There shall be specially allocated to the General Partner an amount of (i) first, items of Partnership income and (ii) second, items of Partnership gain during each fiscal year or other applicable period, before any other allocations are made hereunder, in an amount equal to the excess, if any, of the cumulative reimbursements made to the General Partner under Section 6.5(b) (other than reimbursements which would properly be treated as “guaranteed payments” or which are attributable to the reimbursement of expenses which would properly be either deductible by the Partnership or added to the tax basis of any Partnership asset) over the cumulative allocations of Partnership income and gain to the General Partner under this Section 5.1(a).

(b)           General Allocations. The items of Profit and Loss of the Partnership for each fiscal year or other applicable period, other than any items allocated under Section 5.1(a), shall be allocated among the Partners in a manner that will, as nearly as possible (after giving effect to the allocations under Section 5.1(a), 5.1(c), 5.1(f), 5.1(g) and 5.2(c)) cause the Capital Account balance of each Partner at the end of such fiscal year or other applicable period to equal (i) the amount of the hypothetical distribution that such Partner would receive if the Partnership were liquidated on the last day of such period and all assets of the Partnership, including cash, were sold for cash equal to their Carrying Values, taking into account any adjustments thereto for such period, all liabilities of the Partnership were satisfied in full in cash according to their terms (limited with respect to each nonrecourse liability to the Carrying Value of the assets securing such liability) and the remaining cash proceeds (after satisfaction of such liabilities) were distributed in full pursuant to Section 5.2, minus (ii) the sum of such Partner’s share of Partnership Minimum Gain and Partner Nonrecourse Debt Minimum Gain and the amount, if any and without duplication, that the Partner would be obligated to contribute to the capital of the Partnership, all computed as of the date of the hypothetical sale of assets. Notwithstanding the foregoing, the General Partner may make such allocations as it deems reasonably necessary to give economic effect to the provisions of this Agreement, taking into account facts and circumstances as the General Partner deems reasonably necessary for this purpose.

(c)           Regulatory Allocations. Notwithstanding any other provision of this Agreement:

(i)            Minimum Gain Chargeback. If there is a net decrease in Partnership Minimum Gain or Partner Nonrecourse Debt Minimum Gain (determined in accordance with the principles of U.S. Treasury Regulations Sections 1.704-2(d) and 1.704-2(i)) during any Partnership taxable year, the Partners shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to their respective shares of such net decrease during such year, determined pursuant to U.S. Treasury Regulations Sections 1.704-2(g) and 1.704-2(i)(5). The items to be so allocated shall be determined in accordance with U.S. Treasury Regulations Section 1.704-2(f). This Section 5.1(c)(i) is intended to comply with the minimum gain chargeback requirements in such U.S. Treasury Regulations Sections and shall be interpreted consistently therewith; including that no chargeback shall be required to the extent of the exceptions provided in U.S. Treasury Regulations Sections 1.704-2(f) and 1.704-2(i)(4).

(ii)           Qualified Income Offset. If any Partner unexpectedly receives any adjustments, allocations, or distributions described in U.S. Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6), items of Partnership income and gain shall be specially allocated to such Partner in an amount and manner sufficient to eliminate the deficit Capital Account balance created by such adjustments, allocations or distributions as promptly as possible; provided that an allocation pursuant to this Section 5.1(c)(ii) shall be made only to the extent that a Partner would have a deficit Capital Account balance in excess of such sum after all other allocations provided for in this Article 5 have been tentatively made as if this Section 5.1(c)(ii) were not in this Agreement. This Section 5.1(c)(ii) is intended to comply with the “qualified income offset” requirement of the Code and shall be interpreted consistently therewith.

(iii)          Gross Income Allocation. If one or more Partners has a deficit Capital Account at the end of any fiscal year that is in excess of the sum of (i) the amount each such Partner is obligated to restore, if any, pursuant to any provision of this Agreement, and (ii) the amount each such Partner is deemed to be obligated to restore pursuant to the penultimate sentences of U.S. Treasury Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5), each such Partner shall be specially allocated items of Partnership income and gain in the amount of such excess as quickly as possible (in proportion to the amount of such deficit); provided that an allocation pursuant to this Section 5.1(c)(iii) shall be made only if and to the extent that a Partner would have a deficit Capital Account in excess of such sum after all other allocations provided for in this Article 5 have been tentatively made as if Section 5.1(c)(ii) and this Section 5.1(c)(iii) were not in this Agreement.

(iv)          Payee Allocation. If any payment to any person that is treated by the Partnership as the payment of an expense is recharacterized by a taxing authority as a Partnership distribution to the payee as a partner, such payee shall be specially allocated, in the manner determined by the General Partner, an amount of Partnership gross income and gain as quickly as possible equal to the amount of the distribution.

(v)           Nonrecourse Deductions. Nonrecourse Deductions shall be allocated pro rata based on the number of Partnership Units held by each Partner. “Nonrecourse Deductions” shall have the meaning specified in U.S. Treasury Regulations Section 1.704-2(i)(2).

(vi)          Partner Nonrecourse Deductions. Partner Nonrecourse Deductions for any taxable period shall be allocated to the Partner who bears the economic risk of loss with respect to the liability to which such Partner Nonrecourse Deductions are attributable in accordance with U.S. Treasury Regulations Section 1.704-2(j). “Partner Nonrecourse Deductions” shall have the meaning specified in U.S. Treasury Regulations Section 1.704-2(i)(2).

(vii)         Special Allocations. Any special allocations of income or gain pursuant to Section 5.1(c)(ii) or Section 5.1(c)(iii) hereof shall be taken into account in computing subsequent allocations pursuant to Section 5.1(b) and this Section 5.1(c)(vii), so that the net amount of any items so allocated and all other items allocated to each Partner shall, to the extent possible, be equal to the net amount that would have been allocated to each Partner if such allocations pursuant to Section 5.1(c)(ii) or Section 5.1(c)(iii) had not occurred.

(d)           Allocations Between Transferor and Transferee. If a Partner transfers any part or all of its Partnership Interest, the distributive shares of the various items of Profit and Loss allocable among the Partners during such fiscal year of the Partnership shall be allocated between the transferor and the transferee Partner consistent with applicable requirements under Section 706 of the Code. Consistent with Section 1.706-4(f) of the Regulations, each Limited Partner expressly agrees that the General Partner shall be authorized to select the method, convention and any additional extraordinary items for purposes of computing and allocating such distributive shares.

(e)           Definition of Profit and Loss. “Profit” and “Loss” and any items of income, gain, expense, or loss referred to in this Agreement shall be determined in accordance with the accounting method used by the Partnership for U.S. federal income tax purposes with the following adjustments: (i) all items of income, gain, loss or deduction allocated pursuant to Sections 5.1(c)(i)-(iii) shall not be taken into account in computing such taxable income or loss; (ii) any income of the Partnership that is exempt from U.S. federal income taxation and not otherwise taken into account in computing Profit and Loss shall be added to such taxable income or loss; (iii) if the Carrying Value of any asset differs from its adjusted tax basis for U.S. federal income tax purposes, any depreciation, amortization, gain or loss resulting from a disposition of such asset shall be calculated with reference to such Carrying Value; (iv) upon an adjustment to the Carrying Value of any asset pursuant to the definition of Carrying Value (other than an adjustment in respect of depreciation, amortization or cost recovery deductions), the amount of the adjustment shall be included as gain or loss in computing such taxable income or loss; (v) if the Carrying Value of any asset differs from its adjusted tax basis for U.S. federal income tax purposes, the amount of depreciation, amortization or cost recovery deductions with respect to such asset for purposes of Profit and Loss shall be an amount which bears the same ratio to such Carrying Value as the U.S. federal income tax depreciation, amortization or other cost recovery deductions bears to such adjusted tax basis (provided that if the U.S. federal income tax depreciation, amortization or other cost recovery deduction is zero, the Partners may use any reasonable method for purposes of determining depreciation, amortization or other cost recovery deductions in calculating Profit and Loss); and (vi) except for items in (i) above, any expenditures of the Partnership not deductible in computing taxable income or loss, not properly capitalizable and not otherwise taken into account in computing Profit and Loss pursuant to this definition shall be treated as deductible items.

(f)            Tax Allocations. All items of income, gain, loss, deduction and credit of the Partnership shall be allocated among the Partners for U.S. federal, state and local income tax purposes consistent with the manner that the corresponding constituent items of Profit and Loss shall be allocated among the Partners pursuant to this Agreement in the manner determined by the General Partner, except as may otherwise be provided herein or by the Code. Notwithstanding the foregoing, the General Partner may make such allocations as it deems reasonably necessary to give economic effect to the provisions of this Agreement, taking into account facts and circumstances as the General Partner deems reasonably necessary for this purpose.

(g)           Curative Allocations. The allocations set forth in Section 5.1(c) of this Agreement (the “Regulatory Allocations”) are intended to comply with certain requirements of the Regulations. The General Partner is authorized to offset all Regulatory Allocations either with other Regulatory Allocations or with special allocations of other items of Partnership income, gain, loss or deduction pursuant to this Section 5.1(g). Therefore, notwithstanding any other provision of this Section 5.1 (other than the Regulatory Allocations), the General Partner shall make such offsetting special allocations of Partnership income, gain, loss or deduction in whatever manner it deems appropriate so that, after such offsetting allocations are made, each Partner’s Capital Account is, to the extent possible, equal to the Capital Account balance such Partner would have had if the Regulatory Allocations were not part of this Agreement and all Partnership items were allocated pursuant to Section 5.1(a) and Section 5.1(b).

5.2          Distribution of Cash.

(a)           The Partnership shall distribute cash on a monthly (or, at the election of the General Partner, more or less frequently) basis, in an amount determined by the General Partner in its sole and absolute discretion, to the Partners who are Partners on the Partnership Record Date with respect to such month (or other distribution period) in accordance with Section 5.2(b). The Partnership shall be deemed to have distributed cash to the General Partner in an amount equal to the amount of distributions by the General Partner that are reinvested in REIT Shares issued by the General Partner pursuant to the General Partner’s distribution reinvestment plan, and the General Partner shall be deemed to have made Capital Contributions to the Partnership in the aggregate amount of such distributions in return for an equal number of Partnership Units having the same Class designation as the issued REIT Shares. For the avoidance of doubt, reimbursement payments made to the General Partner pursuant to Section 6.5(b) shall not be treated as distributions made under this Section 5.2.

(b)           Except for distributions pursuant to Section 5.6 in connection with the dissolution and liquidation of the Partnership and subject to the provisions of Section 5.2(c), Section 5.2(d), Section 5.2(e), Section 5.3 and Section 5.4, all distributions of cash (including any deemed distributions pursuant to Section 5.2(a)) shall be made to the Partners in amounts proportionate to the aggregate Net Asset Value of the Partnership Units held by the respective Partners on the Partnership Record Date, except that the amount distributed per Partnership Unit of any Class may differ from the amount per Partnership Unit of another Class on account of differences in Class-specific expense allocations with respect to REIT Shares as described in the Memorandum or for other reasons as determined by the General Partner. Any such differences shall correspond to differences in the amount of distributions per REIT Share for REIT Shares of different Classes, with the same adjustments being made to the amount of distributions per Partnership Unit for Partnership Units of a particular Class as are made to the distributions per REIT Share by the General Partner with respect to REIT Shares having the same Class designation. Distributions per Class E Unit will equal the distributions per Class I Unit.

(c)           Notwithstanding the foregoing, so long as the Advisory Agreement has not been terminated (including by means of non-renewal), the Special Limited Partner shall be entitled to a distribution (the “Performance Allocation”), promptly following the end of each year (which shall accrue on a monthly basis and be measured on a calendar year basis) in an amount equal to:

(i)            First, if the Total Return for the applicable period exceeds the sum of (i) the Hurdle Amount for that period and (ii) the Loss Carryforward Amount (any such excess, “Excess Profits”), 100% of such Excess Profits until the total amount allocated to the Special Limited Partner equals 12.5% of the sum of (x) the Hurdle Amount for that period and (y) any amount allocated to the Special Limited Partner pursuant to this clause; and

(ii)           Second, to the extent there are remaining Excess Profits, 12.5% of such remaining Excess Profits.

Any amount by which Total Return falls below the Hurdle Amount and that does not constitute Loss Carryforward Amount for any calendar year will not be carried forward to subsequent calendar years.

With respect to all Performance Participation Units that are repurchased at the end of any month in connection with repurchases of REIT Shares pursuant to the General Partner’s share repurchase plan or pursuant to Section 8.4, the Special Limited Partner shall be entitled to such Performance Allocation in an amount calculated as described above calculated in respect of the portion of the calendar year for which such Performance Participation Units were outstanding, and proceeds for any such Performance Participation Unit repurchase will be reduced by the amount of any such Performance Allocation.

Promptly following the end of each calendar quarter that is not also the end of a calendar year, the Special Limited Partner will be entitled to a Performance Allocation as described above calculated in respect of the portion of the year to date, less any Performance Allocation received with respect to prior quarters in that year (the “Quarterly Allocation”). The Performance Allocation that the Special Limited Partner is entitled to receive at the end of each calendar year will be reduced by the cumulative amount of Quarterly Allocations that year.

If a Quarterly Allocation is made and at the end of a subsequent calendar quarter in the same calendar year the Special Limited Partner is entitled to less than the aggregate amount of all previously received Quarterly Allocation(s) (a “Quarterly Shortfall”), then subsequent distributions of any Quarterly Allocations or year-end Performance Allocations in that calendar year shall be reduced by an amount equal to such Quarterly Shortfall, until such time as no Quarterly Shortfall remains. If all or any portion of a Quarterly Shortfall remains at the end of a calendar year following the application described in the previous sentence, distributions of any Quarterly Allocations and year-end Performance Allocations in the subsequent four calendar years shall be reduced by (i) the remaining Quarterly Shortfall plus (ii) an annual rate of 5% on the remaining Quarterly Shortfall measured from the first day of the calendar year following the year in which the Quarterly Shortfall arose and compounded quarterly (collectively, the “Quarterly Shortfall Obligation”) until such time as no Quarterly Shortfall Obligation remains; provided, that the Special Limited Partner (or its Affiliate) may make a full or partial cash payment to reduce the Quarterly Shortfall Obligation at any time; provided, further, that if any Quarterly Shortfall Obligation remains following such subsequent four calendar years, then the Special Limited Partner (or its Affiliate) shall promptly pay the Partnership the remaining Quarterly Shortfall Obligation in cash.

Distributions on the Performance Allocation may be payable in cash or Class E Units at the election of the Special Limited Partner. If the Special Limited Partner elects to receive such distributions in Partnership Units, the Special Limited Partner will receive the number of Partnership Units that results from dividing the Performance Allocation by the Net Asset Value Per Unit of Class E Units at the time of such distribution. If the Special Limited Partner elects to receive such distributions in Partnership Units, the Special Limited Partner may request the Partnership to redeem such Partnership Units from the Special Limited Partner at any time thereafter pursuant to Section 8.4.

The measurement of the change in Net Asset Value Per Unit for the purpose of calculating the Total Return is subject to adjustment by the General Partner to account for any dividend, split, recapitalization or any other similar change in the Partnership’s capital structure or any distributions that the General Partner deems to be a return of capital if such changes are not already reflected in the Partnership’s net assets.

Except as noted above with respect to Quarterly Allocations, the Special Limited Partner will not be obligated to return any portion of the Performance Allocation paid due to the subsequent performance of the Partnership.

In the event the Advisory Agreement is terminated (including by means of non-renewal), the Special Limited Partner will be allocated any accrued Performance Allocation with respect to all Performance Participation Units as of the date of such termination.

(d)           To the extent the Partnership (or any entity in which the Partnership has a direct or indirect ownership interest) is required by law to withhold or to make tax payments or incurs any taxes or governmental charges (including interest and penalties thereon) on behalf of or with respect to any Partner or by reason of such Partner’s participation in the Partnership or as a result of a Partner’s failure to provide requested tax information (including any amounts imposed pursuant to Section 1446(f) of the Code or Section 6225 of the Code) that, in the General Partner’s reasonable discretion, are attributable to such Partner or such Partner’s predecessor (“Tax Advances”), the General Partner may withhold such amounts and make such tax payments as so required. All Tax Advances attributable to a Partner shall, at the option of the General Partner, (i) be promptly paid to the Partnership by the Partner on whose behalf such Tax Advances were made or (ii) be repaid by reducing the amount of the current or next succeeding distribution or distributions which would otherwise have been made to such Partner or, if such distributions are not sufficient for that purpose, by so reducing the proceeds of liquidation otherwise payable to such Partner. Whenever the General Partner selects the option set forth in clause (ii) of the immediately preceding sentence for repayment of a Tax Advance by a Partner, for all other purposes of this Agreement such Partner shall be treated as having received all distributions unreduced by the amount of such Tax Advance. Each Partner hereby agrees to indemnify and hold harmless the Partnership and the General Partner and any member or officer of the General Partner from and against any liability with respect to Tax Advances required on behalf of or with respect to such Partner. Each Partner shall furnish the General Partner with such information, forms and certifications as it may require and as are necessary to comply with the regulations governing the obligations of withholding tax agents, as well as such information, forms and certifications as are necessary with respect to any withholding taxes imposed by countries other than the United States and represents and warrants that the information and forms furnished by it shall be true and accurate in all respects. The amount of any taxes paid by or withheld from receipts of the Partnership (or any entity in which the Partnership has a direct or indirect interest) attributable to a Partner from an Investment shall be deemed to have been distributed to each Partner to the extent that the payment or withholding of such taxes reduced distribution proceeds otherwise distributable to such Partner as provided herein. A Partner’s obligations pursuant to this Section 5.2(d) shall survive the resignation, termination or removal of such Partner from the Partnership and the winding up, dissolution and liquidation of the Partnership (in which case such obligation shall be owed to the General Partner directly).

(e)           In no event may a Partner receive a distribution of cash with respect to a Partnership Unit if such Partner is entitled to receive a cash distribution as the holder of record of a REIT Share for which all or part of such Partnership Unit has been or will be exchanged.

5.3          REIT Distribution Requirements. The General Partner shall use its commercially reasonable efforts to cause the Partnership to distribute amounts sufficient to enable the General Partner to make distributions that will allow the General Partner to (i) meet its distribution requirement for qualification as a REIT as set forth in Section 857 of the Code and (ii) avoid any U.S. federal income or excise tax liability imposed by the Code.

5.4          No Right to Distributions in Kind. No Partner, other than the Special Limited Partner, shall be entitled to demand property other than cash in connection with any distributions by the Partnership in accordance with the terms of this Agreement.

5.5          Limitations on Return of Capital Contributions. Notwithstanding any of the provisions of this Article 5, no Partner shall have the right to receive and the General Partner shall not have the right to make, a distribution that includes a return of all or part of a Partner’s Capital Contributions, unless after giving effect to the return of a Capital Contribution, the sum of all Partnership liabilities, other than the liabilities to a Partner for the return of his Capital Contribution, does not exceed the fair market value of the Partnership’s assets.

5.6          Distributions Upon Liquidation. Immediately before liquidation of the Partnership, Class T Units will automatically convert to Class I Units at the Class T Conversion Rate, Class S Units will automatically convert to Class I Units at the Class S Conversion Rate, Class D Units will automatically convert to Class I Units at the Class D Conversion Rate, Class E Units will automatically convert to Class I Units at the Class E Conversion Rate, Class F-T Units will automatically convert to Class I Units at the Class F-T Conversion Rate, Class F-S Units will automatically convert to Class I Units at the Class F-S Conversion Rate, Class F-D Units will automatically convert to Class I Units at the Class F-D Conversion Rate and Class F-I Units will automatically convert to Class I Units at the Class F-I Conversion Rate. Upon liquidation of the Partnership, after payment of, or adequate provision for, debts, obligations and establishment of reserves of the Partnership, including any Partner loans, and after payment of any accrued Performance Allocation to the Special Limited Partner and any preferred return owed to any other Partnership Units, any remaining assets of the Partnership shall be distributed to each holder of Class I Units, ratably with each other holder of Class I Units, which will include all converted Class T Units, Class S Units, Class D Units, Class E Units, Class F-T Units, Class F-S Units, Class F-D Units and Class F-I Units, in such proportion as the number of outstanding Class I Units held by such holder bears to the total number of outstanding Class I Units then outstanding.

Notwithstanding any other provision of this Agreement, the amount by which the value, as determined in good faith by the General Partner, of any property other than cash to be distributed in kind to the Partners exceeds or is less than the Carrying Value of such property shall, to the extent not otherwise recognized by the Partnership, be taken into account in computing Profit and Loss of the Partnership for purposes of crediting or charging the Capital Accounts of, and distributing proceeds to, the Partners, pursuant to this Agreement. To the extent deemed advisable by the General Partner, appropriate arrangements (including the use of a liquidating trust) may be made to assure that adequate funds are available to pay any contingent debts or obligations.

5.7          Substantial Economic Effect. It is the intent of the Partners that the allocations of Profit and Loss under this Agreement have substantial economic effect (or be consistent with the Partners’ interests in the Partnership in the case of the allocation of losses attributable to nonrecourse debt) within the meaning of Section 704(b) of the Code as interpreted by the Regulations promulgated pursuant thereto. To the greatest extent possible, Article 5 and other relevant provisions of this Agreement shall be interpreted in a manner consistent with such intent.

5.8          Reinvestment. Subject to legal, tax, regulatory or other similar considerations, each Limited Partner holding Partnership Units agrees to participate in the reinvestment program of distributions to the holders of Partnership Units (the “DRIP” and, any participating Limited Partner, a “DRIP Participant”) unless otherwise agreed with the General Partner in writing. The following provisions shall apply to the DRIP and any Limited Partner’s participation therein:

(a)           Subject to Section 5.8(b)(v), the General Partner shall, on behalf of each DRIP Participant, reinvest all distributions to be made to such DRIP Participant with respect to its Partnership Units in exchange for such DRIP Participant being issued additional Partnership Units of the same Class of Partnership Units held by such DRIP Participant. Partnership Units issued pursuant to the DRIP shall be purchased at the applicable Net Asset Value Per Unit on the date that the distribution is payable (calculated as of the most recent month end).

(b)           In connection with this Section 5.8, each Limited Partner agrees and acknowledges as follows:

(i)            The Partnership has designated the General Partner to administer the DRIP and act as agent for the DRIP Participants. The General Partner shall credit distributions to DRIP Participants on the basis of whole or fractional Partnership Units, and shall reinvest such distributions in additional Partnership Units of the same Class of Partnership Units held by such DRIP Participant.

(ii)           A DRIP Participant shall remain in the DRIP until such DRIP Participant withdraws from the DRIP in accordance with Section 5.8(b)(v) or the General Partner terminates or suspends the DRIP.

(iii)          A DRIP Participant shall be deemed to have made a Capital Contribution, and Partnership Units shall be purchased, on the date that the distribution is payable (at the then-current Net Asset Value Per Unit, calculated as of the most recent month end). No interest shall be paid on cash distributions pending reinvestment under the terms of the DRIP.

(iv)          No DRIP Participant shall have any authorization or power to direct the time or price at which Partnership Units shall be purchased. The total amount to be invested shall depend on the amount of any distributions paid on the number of Partnership Units owned by the DRIP Participant, as well as any withholding taxes paid on behalf of such DRIP Participant.

(v)           DRIP Participants may elect to withdraw from the DRIP with respect to the Partnership Units held in their account in the DRIP by providing 10 days’ prior written notice of such election to withdraw in a form acceptable to the General Partner and such election to withdraw shall be effective until rescinded by providing written notice of an election to reinstate participation in the DRIP in a form acceptable to the General Partner. Such written notice of such election to withdraw or be reinstated, as the case may be, must be received by the General Partner prior to the last business day of the month in order for a Participant’s termination to be effective for such month (i.e., a timely termination notice will be effective as of the last business day of a month in which it is timely received and will not affect participation in the DRIP for any prior month). Any Transfer of Partnership Units by a DRIP Participant to a non-DRIP Participant will terminate participation in the DRIP with respect to the Transferred Partnership Units. If a DRIP Participant requests that the Company repurchase all or any portion of the DRIP Participant’s Partnership Units, the DRIP Participant’s participation in the DRIP with respect to the DRIP Participant’s Partnership Units for which repurchase was requested but that were not repurchased will be terminated. If a DRIP Participant terminates DRIP participation, the Partnership may, at its option, ensure that the terminating DRIP Participant’s account will reflect the whole number of Partnership Units in such DRIP Participant’s account and provide a check or other instrument of payment for the cash value of any fractional share in such account. Upon termination of DRIP participation for any reason, future distributions will be distributed to the Partner in cash (except for allowable in kind distributions).

(c)           This Section 5.8 shall not apply to any distributions to the General Partner made pursuant to Section 5.2(a) or any distributions to the Special Limited Partner pursuant to Section 5.2(c).

ARTICLE 6

RIGHTS, OBLIGATIONS AND
POWERS OF THE GENERAL PARTNER

6.1          Management of the Partnership.

(a)           Except as otherwise expressly provided in this Agreement, the General Partner shall have full, complete and exclusive discretion to manage and control the business of the Partnership for the purposes herein stated, and shall make all decisions affecting the business and assets of the Partnership. Subject to the restrictions specifically contained in this Agreement and without limiting any powers of the Adviser pursuant to the Advisory Agreement, the powers of the General Partner shall include, without limitation, the authority to take the following actions on behalf of the Partnership:

(i)            to acquire, purchase, own, operate, lease and dispose of any Property;

(ii)           to construct buildings and make other improvements on the Properties owned or leased by the Partnership;

(iii)          to authorize, issue, sell, redeem or otherwise purchase any Partnership Interests or any securities (including secured and unsecured debt obligations of the Partnership, debt obligations of the Partnership convertible into any Class or series of Partnership Interests, or options, rights, warrants or appreciation rights relating to any Partnership Interests) of the Partnership;

(iv)          to borrow or lend money for the Partnership, issue or receive evidences of indebtedness in connection therewith, refinance, increase the amount of, modify, amend or change the terms of, or extend the time for the payment of, any such indebtedness, and secure such indebtedness by mortgage, deed of trust, pledge or other lien on the Partnership’s assets;

(v)           to pay, either directly or by reimbursement, for all operating costs and general administrative expenses of the Partnership to third parties or to the General Partner or its Affiliates as set forth in this Agreement;

(vi)          to guarantee or become a co-maker of indebtedness of the General Partner or any Subsidiary thereof, refinance, increase the amount of, modify, amend or change the terms of, or extend the time for the payment of, any such guarantee or indebtedness, and secure such guarantee or indebtedness by mortgage, deed of trust, pledge or other lien on the Partnership’s assets;

(vii)         to use assets of the Partnership (including, without limitation, cash on hand) for any purpose consistent with this Agreement, including, without limitation, payment, either directly or by reimbursement, of all operating costs and general administrative expenses of the General Partner, the Partnership or any Subsidiary of either, to third parties or to the General Partner as set forth in this Agreement;

(viii)        to lease all or any portion of any of the Partnership’s assets, whether or not any portion of the Partnership’s assets so leased are to be occupied by the lessee, or, in turn, subleased in whole or in part to others, for such consideration and on such terms as the General Partner may determine;

(ix)          to prosecute, defend, arbitrate, or compromise any and all claims or liabilities in favor of or against the Partnership, on such terms and in such manner as the General Partner may reasonably determine, and similarly to prosecute, settle or defend litigation with respect to the Partners, the Partnership, or the Partnership’s assets;

(x)           to file applications, communicate, and otherwise deal with any and all governmental agencies having jurisdiction over, or in any way affecting, the Partnership’s assets or any other aspect of the Partnership business, including the registration of any Class or series of the Partnership Units under the Securities Act or the Securities Exchange Act of 1934, as amended, and the listing of any debt securities of the Partnership on any securities exchange or trading forum;

(xi)          to make or revoke any election permitted or required of the Partnership by any taxing authority;

(xii)         to maintain such insurance coverage for public liability, fire and casualty, and any and all other insurance for the protection of the Partnership, for the conservation of Partnership assets, or for any other purpose convenient or beneficial to the Partnership, in such amounts and such types, as the General Partner shall determine from time to time;

(xiii)        to determine whether or not to apply any insurance proceeds for any Property to the restoration of such Property or to distribute the same;

(xiv)        to establish one or more divisions of the Partnership, to hire and dismiss employees of the Partnership or any division of the Partnership, and to retain legal counsel, accountants, consultants, real estate brokers, and such other Persons, as the General Partner may deem necessary or appropriate in connection with the Partnership business and to pay therefor such remuneration as the General Partner may deem reasonable and proper;

(xv)         to retain other services of any kind or nature in connection with the Partnership business, and to pay therefor such remuneration as the General Partner may deem reasonable and proper;

(xvi)        to negotiate and conclude agreements on behalf of the Partnership with respect to any of the rights, powers and authority conferred upon the General Partner;

(xvii)       to maintain accurate accounting records and to file all U.S. federal, state and local income tax returns on behalf of the Partnership;

(xviii)      to distribute Partnership cash or other Partnership assets in accordance with this Agreement;

(xix)         to form or acquire an interest in, and contribute property to, any further limited or general partnerships, Joint Ventures or other relationships that the General Partner deems desirable (including, without limitation, the acquisition of interests in, and the contributions of Property to, its Subsidiaries and any other Person in which it has an equity interest from time to time);

(xx)          to establish Partnership reserves for working capital, capital expenditures, contingent liabilities, or any other valid Partnership purpose;

(xxi)         to merge, consolidate or combine the Partnership with or into another Person;

(xxii)        to do any and all acts and things necessary or prudent to ensure that the Partnership will not be classified as a “publicly traded partnership” for purposes of Section 7704 of the Code;

(xxiii)       the exercise of any of the powers of the General Partner enumerated in this Agreement on behalf of or in connection with any Subsidiary of the Partnership, or any other Person in which the Partnership has a direct or indirect interest pursuant to contractual or other arrangements;

(xxiv)       to take such other action, execute, acknowledge, swear to or deliver such other documents and instruments, and perform any and all other acts that the General Partner deems necessary or appropriate for the formation, continuation and conduct of the business and affairs of the Partnership (including, without limitation, all actions consistent with allowing the General Partner at all times to qualify as a REIT unless the General Partner voluntarily terminates its REIT status) and to possess and enjoy all of the rights and powers of a general partner as provided by the Act; and

(xxv)        to enter into transactions in derivative instruments (including without limitation structuring an investment as a credit default swap, total return swap or other over-the-counter derivative contract, instrument or participation or using a similar arrangement to leverage, access or enhance investments) and hedging arrangements (including without limitation to reduce the Partnership’s equity, currency, commodity price or interest rate exposure or other risks related to an investment).

(b)           Except as otherwise provided herein, to the extent the duties of the General Partner require expenditures of funds to be paid to third parties, the General Partner shall not have any obligations hereunder except to the extent that Partnership funds are reasonably available to it for the performance of such duties, and nothing herein contained shall be deemed to authorize or require the General Partner, in its capacity as such, to expend its individual funds for payment to third parties or to undertake any individual liability or obligation on behalf of the Partnership.

6.2          Delegation of Authority. The General Partner may delegate any or all of its powers, rights and obligations hereunder to any Person, and may appoint, employ, contract or otherwise deal with any Person for the transaction of the business of the Partnership, which Person (which may include the Adviser) may, under supervision of the General Partner, perform any acts or services for the Partnership as the General Partner may approve.

6.3          Indemnification and Exculpation of Indemnitees.

(a)           To the fullest extent permitted by law, the Partnership shall indemnify and hereby agrees to indemnify and hold harmless an Indemnitee from and against any and all losses, claims, damages, liabilities, joint or several, costs and expenses (including reasonable legal fees and expenses), judgments, fines, settlements, penalties and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, of any nature whatsoever, known or unknown, liquidated or unliquidated, that are incurred by any Indemnitee and that relate to the operations of the Partnership as set forth in this Agreement in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, unless it is established that: (i) the act or omission of the Indemnitee was material to the matter giving rise to the proceeding and constituted willful misconduct or gross negligence; (ii) the Indemnitee actually received an improper personal benefit in money, property or services; or (iii) in the case of any criminal proceeding, the Indemnitee had reasonable cause to believe that the act or omission was unlawful. The termination of any proceeding by settlement, judgment, order or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that an Indemnitee did not act in good faith and in a manner that the Indemnitee believed to be in or not opposed to the best interests of the Partnership or that the Indemnitee’s conduct constituted fraud, willful misconduct, gross negligence, a material breach of this Agreement, a breach of its fiduciary duty or, with respect to any criminal action or proceeding, an Indemnitee had no reasonable cause to believe his conduct was unlawful. Any indemnification pursuant to this Section 6.3 shall be made only out of the assets of the Partnership.

(b)           The Partnership shall reimburse an Indemnitee for reasonable expenses incurred by an Indemnitee who is a party to a proceeding in advance of the final disposition of the proceeding upon receipt by the Partnership of (i) a written affirmation by the Indemnitee of the Indemnitee’s good faith belief that the standard of conduct necessary for indemnification by the Partnership as authorized in this Section 6.3 has been met, and (ii) a written undertaking by or on behalf of the Indemnitee to repay the amount if it shall ultimately be determined that the standard of conduct has not been met.

(c)           The indemnification provided by this Section 6.3 shall be in addition to any other rights to which an Indemnitee or any other Person may be entitled under any agreement, pursuant to any vote of the Partners, as a matter of law or otherwise, and shall continue as to an Indemnitee who has ceased to serve in such capacity.

(d)           The Partnership may purchase and maintain insurance, on behalf of the Indemnitees and such other Persons as the General Partner shall determine, against any liability that may be asserted against or expenses that may be incurred by such Person in connection with the Partnership’s activities, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement.

(e)           For purposes of this Section 6.3, the Partnership shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by it of its duties to the Partnership also imposes duties on, or otherwise involves services by, it to the plan or participants or beneficiaries of the plan; excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute fines within the meaning of this Section 6.3; and actions taken or omitted by the Indemnitee with respect to an employee benefit plan in the performance of its duties for a purpose reasonably believed by it to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the Partnership.

(f)            In no event may an Indemnitee subject the Limited Partners to personal liability by reason of the indemnification provisions set forth in this Agreement.

(g)           An Indemnitee shall not be denied indemnification in whole or in part under this Section 6.3 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement and the Declaration of Trust.

(h)           The provisions of this Section 6.3 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons.

6.4          Liability and Obligations of the General Partner.

(a)           Notwithstanding anything to the contrary set forth in this Agreement, the General Partner shall not be liable for monetary damages to the Partnership or any Partners for losses sustained or liabilities incurred as a result of errors in judgment or of any act or omission not amounting to willful misconduct or gross negligence. The General Partner shall not be in breach of any duty that the General Partner may owe to the Limited Partners or the Partnership or any other Persons under this Agreement or of any duty stated or implied by law or equity if the General Partner, acting in good faith, abides by the terms of this Agreement.

(b)           The Limited Partners expressly acknowledge that the General Partner is acting on behalf of the Partnership, itself and its shareholders collectively, and that neither the General Partner nor its directors or Trustees is under any obligation to consider the separate interests of the Limited Partners (including, without limitation, the tax consequences to Limited Partners or the tax consequences of some, but not all, of the Limited Partners) in deciding whether to cause the Partnership to take (or decline to take) any actions. In the event of a conflict between the interests of its shareholders on one hand and the Limited Partners on the other, the General Partner shall endeavor in good faith to resolve the conflict in a manner not adverse to either its shareholders or the Limited Partners; provided, however, that for so long as the General Partner directly owns a controlling interest in the Partnership, any such conflict that the General Partner, in its sole and absolute discretion, determines cannot be resolved in a manner not adverse to either its shareholders or the Limited Partner shall be resolved in favor of the shareholders. The General Partner shall not be liable for monetary damages for losses sustained, liabilities incurred, or benefits not derived by Limited Partners in connection with such decisions, provided that the General Partner has acted in good faith.

(c)           Subject to its obligations and duties as General Partner set forth in Section 6.1 hereof, the General Partner may exercise any of the powers granted to it under this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents. The General Partner shall not be responsible for any misconduct or negligence on the part of any such agent appointed by it in good faith.

(d)           Notwithstanding any other provisions of this Agreement or the Act, any action of the General Partner on behalf of the Partnership or any decision of the General Partner to refrain from acting on behalf of the Partnership, undertaken in the good faith belief that such action or omission is necessary or advisable in order (i) to protect the ability of the General Partner to continue to qualify as a REIT, (ii) to prevent the General Partner from incurring any taxes under Section 857, Section 4981, or any other provision of the Code, or (iii) to ensure that the Partnership will not be classified as a “publicly traded partnership” under section 7704 of the Code, is expressly authorized under this Agreement and is deemed approved by all of the Limited Partners.

(e)           Any amendment, modification or repeal of this Section 6.4 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the General Partner’s liability to the Partnership and the Limited Partners under this Section 6.4 as in effect immediately prior to such amendment, modification or repeal with respect to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when claims relating to such matters may arise or be asserted.

6.5          Reimbursement of General Partner.

(a)           Except as provided in this Section 6.5 and elsewhere in this Agreement (including the provisions of Article 5 and Article 6 regarding distributions, payments, and allocations to which it may be entitled), the General Partner shall not be compensated for its services as general partner of the Partnership.

(b)           The General Partner shall be reimbursed on a monthly basis, or such other basis as the General Partner may determine in its sole and absolute discretion, for all Administrative Expenses incurred by the General Partner.

6.6          Outside Activities.

(a)           Subject to Section 6.7 hereof, the Declaration of Trust and any agreements entered into by the General Partner or its Affiliates with the Partnership or any of its Subsidiaries, any officer, director, employee, agent, trustee, Affiliate or shareholder thereof shall be entitled to and may have, directly or indirectly, business interests and engage in business activities in addition to those relating to the Partnership, including business interests and activities substantially similar or identical to those of the Partnership. Neither the Partnership nor any of the Limited Partners shall have any rights by virtue of this Agreement in any such business ventures, interests or activities. None of the Limited Partners nor any other Person shall have any rights by virtue of this Agreement or the partnership relationship established hereby in any such business ventures, interests or activities, and the General Partner shall have no obligation pursuant to this Agreement to communicate or offer any opportunities or interest in any such business ventures, interests and activities to the Partnership or any Limited Partner, even if such opportunity is of a character which, if presented to the Partnership or any Limited Partner, could be taken by such Person, even if it may raise a conflict of interest with the Limited Partners or the Partnership. The General Partner will not be liable for breach of any fiduciary or other duty by reason of the fact that such party pursues or acquires for, or directs such opportunity or interest to another Person or does not communicate or offer such opportunity or interest to the Partnership.

(b)           No Limited Partner shall, by reason of being a Limited Partner in the Partnership, have any right to participate in any manner in any profits or income earned or derived by or accruing to the General Partner and its respective Affiliates, or the respective members, partners, officers, directors, trustees, employees, shareholders, agents or representatives thereof from the conduct of any business other than the business of the Partnership or from any transaction in instruments effected by the General Partner and its Affiliates or the respective members, partners, shareholders, officers, directors, trustees, employees or agents thereof for any account other than that of the Partnership.

6.7          Transactions With Affiliates.

(a)           Any Affiliate of the General Partner or the Adviser may be employed or retained by the Partnership and may otherwise deal with the Partnership (whether as a buyer, lessor, lessee, manager, furnisher of goods or services, broker, agent, lender or otherwise) and may receive from the Partnership any compensation, price, or other payment therefor which the General Partner determines to be fair and reasonable.

(b)           The Partnership may lend or contribute to its Subsidiaries or other Persons in which it has an equity investment, and such Persons may borrow funds from the Partnership, on terms and conditions established in the sole and absolute discretion of the General Partner. The foregoing authority shall not create any right or benefit in favor of any Subsidiary or any other Person.

(c)           The Partnership may transfer assets to Joint Ventures, other partnerships, corporations or other business entities in which it is or thereby becomes a participant, and in which any of its Affiliates may or may not be a participant and upon such terms and subject to such conditions as the General Partner deems are consistent with this Agreement, applicable law, the Declaration of Trust and the REIT status of the General Partner.

(d)           Except as expressly permitted by this Agreement, neither the General Partner nor any of its Affiliates shall sell, transfer or convey any property to, or purchase any property from, the Partnership, directly or indirectly, except pursuant to transactions that are, in the General Partner’s sole discretion, on terms that are fair and reasonable to the Partnership and in compliance with the Declaration of Trust, the Advisory Agreement and the investment guidelines as established from time to time by the trustees of the General Partner.

6.8          Title to Partnership Assets. Title to Partnership assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partner, individually or collectively, shall have any ownership interest in such Partnership assets or any portion thereof. Title to any or all of the Partnership assets may be held in the name of the Partnership, the General Partner or one or more nominees, as the General Partner may determine, including Affiliates of the General Partner. The General Partner hereby declares and warrants that any Partnership assets for which legal title is held in the name of the General Partner or any nominee or Affiliate of the General Partner shall be held by the General Partner for the use and benefit of the Partnership in accordance with the provisions of this Agreement; provided, however, that the General Partner shall use its best efforts to cause beneficial and record title to such assets to be vested in the Partnership as soon as reasonably practicable. All Partnership assets shall be recorded as the Property of the Partnership in its books and records, irrespective of the name in which legal title to such Partnership assets is held.

6.9          Repurchases and Exchanges of REIT Shares.

(a)           Repurchases. If the General Partner repurchases any REIT Shares (other than REIT Shares repurchased with proceeds received from the issuance of other REIT Shares), then the General Partner shall cause the Partnership to purchase from the General Partner a number of Partnership Units having the same Class designation as the redeemed REIT Shares for that Class of Partnership Units on the same terms that the General Partner repurchased such REIT Shares (including any applicable discount to Net Asset Value).

(b)           Exchanges. If the General Partner exchanges any REIT Shares of any Class (“Exchanged REIT Shares”) for, or converts any REIT Shares of any Class to, REIT Shares of a different Class (“Received REIT Shares”), then the General Partner shall, and shall cause the Partnership to, exchange or convert a number of Partnership Units having the same Class designation as the Exchanged REIT Shares, for Partnership Units having the same Class designation as the Received REIT Shares on the same terms that the General Partner exchanged or converted the Exchanged REIT Shares.

6.10        No Duplication of Fees or Expenses. The Partnership may not incur or be responsible for any fee or expense (in connection with an Offering or otherwise) that would be duplicative of fees and expenses paid by the General Partner.

ARTICLE 7

CHANGES IN GENERAL PARTNER

7.1          Transfer of the General Partner’s Partnership Interest.

(a)           The General Partner shall not Transfer all or any portion of its General Partnership Interest or withdraw as General Partner except as provided in, or in connection with a transaction contemplated by, Section 7.1(b), (c) or (d).

(b)           Except as otherwise provided in this Section 7.1, Section 7.3 or in connection with any Conversion Event, the General Partner shall not engage in any merger, consolidation or other combination with or into another Person or sale of all or substantially all of its assets (other than in connection with a change in the General Partner’s state of incorporation or organizational form), in each case which results in a change of control of the General Partner (a “Transaction”), unless:

(i)            the consent of Limited Partners holding more than 50% of the Percentage Interests of the Limited Partners is obtained;

(ii)           as a result of such Transaction all Limited Partners will receive for each Partnership Unit of each Class an amount of cash, securities, or other property equal to the greatest amount of cash, securities or other property paid in the Transaction to a holder of one REIT Share having the same Class designation as that Partnership Unit in consideration of such REIT Share; provided that if, in connection with the Transaction, a purchase, tender or exchange offer (“Offer”) shall have been made to and accepted by the holders of more than 50% of the outstanding REIT Shares, each holder of Partnership Units shall be given the option to exchange its Partnership Units for the greatest amount of cash, securities, or other property which a Limited Partner holding Partnership Units would have received had it (1) exercised its Redemption Right and (2) sold, tendered or exchanged pursuant to the Offer the REIT Shares received upon exercise of the Redemption Right immediately prior to the expiration of the Offer; or

(iii)          the General Partner is the surviving entity in the Transaction and either (A) the holders of REIT Shares do not receive cash, securities, or other property in the Transaction or (B) all Limited Partners receive in exchange for their Partnership Units of each Class, an amount of cash, securities, or other property (expressed as an amount per REIT Share) that is no less than the greatest amount of cash, securities, or other property (expressed as an amount per REIT Share) received in the Transaction by any holder of REIT Shares having the same Class designation as the Partnership Units being exchanged.

(c)           Notwithstanding Section 7.1(b), the General Partner may merge with or into or consolidate with another entity if immediately after such merger or consolidation (i) substantially all of the assets of the successor or surviving entity (the “Survivor”), other than Partnership Units held by the General Partner, are contributed, directly or indirectly, to the Partnership as a Capital Contribution in exchange for Partnership Units with a fair market value equal to the value of the assets so contributed as determined by the Survivor in good faith and (ii) the Survivor expressly agrees to assume all obligations of the General Partner, as appropriate, hereunder. Upon such contribution and assumption, the Survivor shall have the right and duty to amend this Agreement as set forth in this Section 7.1(c). The Survivor shall in good faith arrive at a new method for the calculation of the Cash Amount and the REIT Shares Amount after any such merger or consolidation so as to approximate the existing method for such calculation as closely as reasonably possible. Such calculation shall take into account, among other things, the kind and amount of securities, cash and other property that was receivable upon such merger or consolidation by a holder of REIT Shares of each Class or options, warrants or other rights relating thereto, and which a holder of Partnership Units of any Class could have acquired had such Partnership Units been exchanged immediately prior to such merger or consolidation. Such amendment to this Agreement shall provide for adjustment to such method of calculation, which shall be as nearly equivalent as may be practicable to the adjustments provided for in Section 4.3(a)(ii). The Survivor also shall in good faith modify the definition of REIT Shares and make such amendments to Section 8.4 so as to approximate the existing rights and obligations set forth in Section 8.4 as closely as reasonably possible. The above provisions of this Section 7.1(c) shall similarly apply to successive mergers or consolidations permitted hereunder.

(d)           Notwithstanding Section 7.1(b), a General Partner may Transfer all or any portion of its General Partnership Interest to (A) a wholly-owned Subsidiary of such General Partner or (B) the owner of all of the ownership interests of such General Partner, and following a Transfer of all of its General Partnership Interest, may withdraw as General Partner.

7.2          Admission of a Substitute or Additional General Partner. A Person shall be admitted as a substitute or additional General Partner of the Partnership only if the following terms and conditions are satisfied:

(a)           the Person to be admitted as a substitute or additional General Partner shall have accepted and agreed to be bound by all the terms and provisions of this Agreement by executing a counterpart thereof and such other documents or instruments as may be required or appropriate in order to effect the admission of such Person as a General Partner, and a Certificate evidencing the admission of such Person as a General Partner shall have been filed for recordation and all other actions required by Section 2.5 in connection with such admission shall have been performed;

(b)           if the Person to be admitted as a substitute or additional General Partner is a corporation or a partnership or other entity it shall have provided the Partnership with evidence satisfactory to counsel for the Partnership of such Person’s authority to become a General Partner and to be bound by the terms and provisions of this Agreement; and

(c)           counsel for the Partnership shall have rendered an opinion (relying on such opinions from other counsel and the state or any other jurisdiction as may be necessary) that (x) the admission of the Person to be admitted as a substitute or additional General Partner is in conformity with the Act and (y) none of the actions taken in connection with the admission of such Person as a substitute or additional General Partner will cause (i) the Partnership to be classified other than as a partnership for U.S. federal tax purposes, or (ii) the loss of any Limited Partner’s limited liability.

7.3          Effect of Bankruptcy, Withdrawal, Death or Dissolution of the sole remaining General Partner.

(a)           Upon the occurrence of an Event of Bankruptcy as to the sole remaining General Partner (and its removal pursuant to Section 7.4(a)) or the death, withdrawal, removal or dissolution of the sole remaining General Partner (except that, if the sole remaining General Partner is on the date of such occurrence a partnership, the withdrawal, death, dissolution, Event of Bankruptcy as to, or removal of a partner in, such partnership shall be deemed not to be a dissolution of such General Partner if the business of such General Partner is continued by the remaining partner or partners), the Partnership shall be dissolved and terminated unless the Partnership is continued pursuant to Section 7.3(b). The merger of the General Partner with or into any entity that is admitted as a substitute or successor General Partner pursuant to Section 7.2 shall not be deemed to be the withdrawal, dissolution or removal of the General Partner.

(b)           Following the occurrence of an Event of Bankruptcy as to the sole remaining General Partner (and its removal pursuant to Section 7.4(a) hereof) or the death, withdrawal, removal or dissolution of the sole remaining General Partner (except that, if the sole remaining General Partner is, on the date of such occurrence, a partnership, the withdrawal of, death, dissolution, Event of Bankruptcy as to, or removal of a partner in, such partnership shall be deemed not to be a dissolution of such General Partner if the business of such General Partner is continued by the remaining partner or partners), the Limited Partners, within 90 days after such occurrence, may elect to continue the business of the Partnership by selecting, subject to Section 7.2 and any other provisions of this Agreement, a substitute General Partner by consent of the Limited Partners holding a majority of the Percentage Interests of all Limited Partners. If the Limited Partners elect to continue the business of the Partnership and admit a substitute General Partner, the relationship with the Partners and of any Person who has acquired a Partnership Interest of a Partner in the Partnership shall be governed by this Agreement.

7.4          Removal of a General Partner.

(a)           Upon the occurrence of an Event of Bankruptcy as to, or the dissolution of, a General Partner, such General Partner shall be deemed to be removed automatically; provided, however, that if a General Partner is on the date of such occurrence a partnership, the withdrawal, death or dissolution of, Event of Bankruptcy as to, or removal of, a partner in, such partnership shall be deemed not to be a dissolution of the General Partner if the business of such General Partner is continued by the remaining partner or partners. The Limited Partners may not remove the General Partner, with or without cause.

(b)           If a General Partner has been removed pursuant to this Section 7.4 and the Partnership is continued pursuant to Section 7.3, such General Partner shall promptly Transfer and assign its General Partnership Interest in the Partnership to the substitute General Partner approved by the Limited Partners in accordance with Section 7.3(b) and otherwise admitted to the Partnership in accordance with Section 7.2. At the time of assignment, the removed General Partner shall be entitled to receive from the substitute General Partner the fair market value of the General Partnership Interest of such removed General Partner as reduced by any damages caused to the Partnership by such General Partner. Such fair market value shall be determined by an appraiser mutually agreed upon by the General Partner and the Limited Partners holding a majority of the Percentage Interests of all Limited Partners within 10 days following the removal of the General Partner. If the parties are unable to agree upon an appraiser, the removed General Partner and the Limited Partners holding a majority of the Percentage Interests of all Limited Partners each shall select an appraiser. Each such appraiser shall complete an appraisal of the fair market value of the removed General Partner’s General Partnership Interest within 30 days of the General Partner’s removal, and the fair market value of the removed General Partner’s General Partnership Interest shall be the average of the two appraisals; provided, however, that if the higher appraisal exceeds the lower appraisal by more than 20% of the amount of the lower appraisal, the two appraisers, no later than 40 days after the removal of the General Partner, shall select a third appraiser who shall complete an appraisal of the fair market value of the removed General Partner’s General Partnership Interest no later than 60 days after the removal of the General Partner. In such case, the fair market value of the removed General Partner’s General Partnership Interest shall be the average of the two appraisals closest in value.

(c)           The General Partnership Interest of a removed General Partner, during the time after default until Transfer under Section 7.4(b), shall be converted to that of a special Limited Partner; provided, however, such removed General Partner shall not have any rights to participate in the management and affairs of the Partnership, and shall not be entitled to any portion of the income, expense, profit, gain or loss allocations or cash distributions allocable or payable, as the case may be, to the Limited Partners. Instead, such removed General Partner shall receive and be entitled only to retain distributions or allocations of such items that it would have been entitled to receive in its capacity as General Partner, until the Transfer is effective pursuant to Section 7.4(b).

(d)           All Partners shall have given and hereby do give such consents, shall take such actions and shall execute such documents as shall be legally necessary, desirable and sufficient to effect all the foregoing provisions of this Section 7.4(d).

ARTICLE 8

RIGHTS AND OBLIGATIONS OF THE LIMITED PARTNERS

8.1          Management of the Partnership. The Limited Partners shall not participate in the management or control of Partnership business nor shall they transact any business for the Partnership, nor shall they have the power to sign for or bind the Partnership, such powers being vested solely and exclusively in the General Partner.

8.2          Power of Attorney. Each Limited Partner hereby irrevocably appoints the General Partner its true and lawful attorney-in-fact, who may act for each Limited Partner and in its name, place and stead, and for its use and benefit, to sign, acknowledge, swear to, deliver, file or record, at the appropriate public offices, any and all documents, certificates, and instruments as may be deemed necessary or desirable by the General Partner to carry out fully the provisions of this Agreement and the Act in accordance with their terms, which power of attorney is coupled with an interest and shall survive the death, dissolution or legal incapacity of the Limited Partner, or the Transfer by the Limited Partner of any part or all of its Partnership Interest.

8.3          Limitation on Liability of Limited Partners. No Limited Partner shall be liable for any debts, liabilities, contracts or obligations of the Partnership. A Limited Partner shall be liable to the Partnership only to make payments of its Capital Contribution, if any, as and when due hereunder. After its Capital Contribution is fully paid, no Limited Partner shall, except as otherwise required by the Act, be required to make any further Capital Contributions or other payments or lend any funds to the Partnership.

8.4          Redemption Right.

(a)           Subject to this Section 8.4 and the provisions of any agreements between the Partnership and one or more Limited Partners with respect to Partnership Units held by them, each Limited Partner other than the General Partner, after holding any Partnership Units for at least one year (or such shorter period as consented to by the General Partner in its sole discretion), shall have the right (subject to the terms and conditions set forth herein) to require the Partnership to redeem (a “Redemption”) all or a portion of such Partnership Units (the “Tendered Units”) in exchange for REIT Shares issuable on, or the Cash Amount payable on, or any combination thereof, the Specified Redemption Date, as determined by the General Partner in its sole discretion (a “Redemption Right”). Any Redemption Right shall be exercised pursuant to a Notice of Redemption delivered to the Partnership (with a copy to the General Partner) by the Limited Partner exercising the Redemption Right (the “Tendering Party”). Within 15 days of receipt of a Notice of Redemption, the Partnership will send to the Limited Partner submitting the Notice of Redemption a response stating whether the General Partner has determined the applicable Partnership Units will be redeemed for REIT Shares or the Cash Amount, or any combination thereof. In either case, the Limited Partner shall be entitled to withdraw the Notice of Redemption if (i) it provides notice to the Partnership that it wishes to withdraw the request and (ii) the Partnership receives the notice no less than two business days prior to the Specified Redemption Date. Notwithstanding the foregoing, the Special Limited Partner and the Adviser (or in the case of Partnership Units received in consideration for management fees, the Performance Allocation, the assignees of the Special Limited Partner and the Adviser) shall have the right to require the Partnership to redeem all or a portion of their Class E Units pursuant to this Section 8.4 at any time irrespective of the period the Partnership Units have been held by the Special Limited Partner or the Adviser (or assignees of the Special Limited Partner or the Adviser, as the case may be). The Partnership shall redeem any such Class E Units of the Special Limited Partner or the Adviser (or assignees of the Special Limited Partner or the Adviser, as the case may be) for Class E REIT Shares or the Cash Amount (at the Adviser’s or the Special Limited Partner’s election) unless the General Partner determines that any such Redemption for cash would be prohibited by applicable law or this Agreement, in which case such Class E Units will be redeemed for an amount of Class E REIT Shares with an aggregate Net Asset Value equivalent to the aggregate Net Asset Value of such Class E Units.

No Limited Partner, other than the Special Limited Partner and the Adviser, may deliver more than two Notices of Redemption during each calendar year. A Limited Partner, other than the Special Limited Partner and the Adviser, may not exercise the Redemption Right for less than 1,000 Partnership Units or, if such Limited Partner holds less than 1,000 Partnership Units, all of the Partnership Units held by such Partner. The Tendering Party shall have no right, with respect to any Partnership Units so redeemed, to receive any distribution paid with respect to Partnership Units if the record date for such distribution is on or after the Specified Redemption Date.

(b)           If the General Partner (or, if applicable, the Adviser or the Special Limited Partner) elects to redeem Tendered Units for REIT Shares rather than cash, then the Partnership shall direct the General Partner to issue and deliver such REIT Shares to the Tendering Party pursuant to the terms set forth in this Section 8.4(b), in which case, (i) the General Partner, acting as a distinct legal entity, shall assume directly the obligation with respect thereto and shall satisfy the Tendering Party’s exercise of its Redemption Right, and (ii) such transaction shall be treated, for U.S. federal income tax purposes, as a Transfer by the Tendering Party of such Tendered Units to the General Partner in exchange for REIT Shares. The percentage of the Tendered Units tendered for Redemption by the Tendering Party for which the General Partner (or, if applicable, the Adviser or the Special Limited Partner) elects to issue REIT Shares (rather than the Cash Amount) is referred to as the “Applicable Percentage.” In making such election to acquire Tendered Units, the Partnership shall act in a fair, equitable and reasonable manner that neither prefers one group or class of Limited Partners over another nor discriminates against a group or class of Limited Partners. If the Partnership elects to redeem any number of Tendered Units for REIT Shares rather than the Cash Amount, on the Specified Redemption Date, the Tendering Party shall sell such number of the Tendered Units to the General Partner in exchange for a number of REIT Shares equal to the product of the REIT Shares Amount and the Applicable Percentage. The product of the Applicable Percentage and the REIT Shares Amount, if applicable, shall be delivered by the General Partner as duly authorized, validly issued, fully paid and non-assessable REIT Shares free of any pledge, lien, encumbrance or restriction, other than the Aggregate Share Ownership Limit (as calculated in accordance with the Declaration of Trust) and other restrictions provided in the Declaration of Trust, the bylaws of the General Partner, the Securities Act and relevant state securities or “blue sky” laws. No Tendering Party whose Tendered Units are acquired by the General Partner shall have any right to cause or require the General Partner to register or qualify such REIT Shares with any federal or state securities agency under the Securities Act or to list such REIT Shares on any stock exchange. Notwithstanding the provisions of Section 8.4(a) and this Section 8.4(b), the Tendering Parties shall have no rights under this Agreement that would otherwise be prohibited under the Declaration of Trust.

(c)           In connection with an exercise of Redemption Rights pursuant to this Section 8.4, unless waived by the General Partner, the Tendering Party shall submit the following to the General Partner, in addition to the Notice of Redemption:

(i)            A written affidavit, dated the same date as the Notice of Redemption, (a) disclosing the actual and constructive ownership, as determined for purposes of Code Sections 856(a)(6) and 856(h), of REIT Shares by (i) such Tendering Party and (ii) any Related Party and (b) representing that, after giving effect to the Redemption, neither the Tendering Party nor any Related Party will own REIT Shares in excess of the Aggregate Share Ownership Limit or the Common Share Ownership Limit (or, if applicable the Excepted Holder Limit);

(ii)           A written representation that neither the Tendering Party nor any Related Party has any intention to acquire any additional REIT Shares prior to the closing of the Redemption on the Specified Redemption Date;

(iii)          An undertaking to certify, at and as a condition to the closing of the Redemption on the Specified Redemption Date, that either (a) the actual and constructive ownership of REIT Shares by the Tendering Party and any Related Party remain unchanged from that disclosed in the affidavit required by Section 8.4(c)(1) or (b) after giving effect to the Redemption, neither the Tendering Party nor any Related Party shall own REIT Shares in violation of the Aggregate Share Ownership Limit (or, if applicable, the Excepted Holder Limit); and

(iv)          Any other documents as the General Partner may reasonably require.

(d)           Any Cash Amount to be paid to a Tendering Party pursuant to this Section 8.4 shall be paid on the Specified Redemption Date; provided, however, that the General Partner may elect to cause the Specified Redemption Date to be delayed for up to an additional 180 days to the extent required for the General Partner to cause additional REIT Shares to be issued to provide financing to be used to make such payment of the Cash Amount. Notwithstanding the foregoing, the General Partner agrees to use its best efforts to cause the closing of the acquisition of Tendered Units hereunder to occur as quickly as reasonably possible.

(e)           Notwithstanding any other provision of this Agreement, the General Partner shall place appropriate restrictions on the ability of the Limited Partners to exercise their Redemption Rights to prevent, among other things, (a) any person from owning shares in excess of the Common Share Ownership Limit, the Aggregate Share Ownership Limit and any applicable Excepted Holder Limit, (b) the General Partner’s common shares from being owned by less than 100 persons, the General Partner from being “closely held” within the meaning of section 856(h) of the Code, and as and if deemed necessary to ensure that the Partnership does not constitute a “publicly traded partnership” under section 7704 of the Code.

(f)            A redemption fee may be charged (other than to the Adviser, the Special Limited Partner or their respective Affiliates) in connection with an exercise of Redemption Rights pursuant to this Section 8.4.

8.5          Required Redemption of Limited Partners.

The General Partner, in its sole discretion, may require a Limited Partner to surrender all or any portion of its Partnership Units and withdraw from the Partnership to the extent such Redemption is in the best interest of the Partnership, as determined by the General Partner in good faith at any time for any reason or no reason with or without prior notice to such Limited Partner. A notice of mandatory redemption pursuant to this Section 8.5 shall have the same effect as a request for redemption by a Limited Partner given pursuant to Section 8.4; provided that the mandatory redemption of all or any portion of such Limited Partner’s Partnership Units shall be effective on the date determined by the General Partner and indicated in such notice.

ARTICLE 9

TRANSFERS OF LIMITED PARTNERSHIP INTERESTS

9.1          Purchase for Investment.

(a)           Each Limited Partner hereby represents and warrants to the General Partner and to the Partnership that the acquisition of his Partnership Interest is made as a principal for his account for investment purposes only and not with a view to the resale or distribution of such Partnership Interest.

(b)           Each Limited Partner agrees that he will not sell, assign or otherwise Transfer his Partnership Interest or any fraction thereof, whether voluntarily or by operation of law or at judicial sale or otherwise, to any Person who does not make the representations and warranties to the General Partner set forth in Section 9.1(a) above and similarly agree not to sell, assign or Transfer such Partnership Interest or fraction thereof to any Person who does not similarly represent, warrant and agree.

9.2          Restrictions on Transfer of Limited Partnership Interests.

(a)           Subject to the provisions of Section 9.2(b) and Section 9.2(c), no Limited Partner may offer, sell, assign, hypothecate, pledge or otherwise Transfer all or any portion of his Limited Partnership Interest, or any of such Limited Partner’s economic rights as a Limited Partner, whether voluntarily or by operation of law or at judicial sale or otherwise (collectively, a “Transfer”) without the consent of the General Partner, which consent may be granted or withheld in its sole and absolute discretion; provided that the Special Limited Partner may Transfer all or any portion of its Limited Partnership Interest, or any of its economic rights as a Limited Partner, to any of its Affiliates without the consent of the General Partner. Any such purported Transfer undertaken without such consent shall be considered to be null and void ab initio and shall not be given effect. The General Partner may require, as a condition of any Transfer to which it consents, that the transferor assume all costs incurred by the Partnership in connection therewith.

(b)           No Limited Partner may withdraw from the Partnership other than as a result of a permitted Transfer (i.e., a Transfer consented to as contemplated by clause (a) above or clause (c) below or a Transfer pursuant to Section 9.5 below) of all of its Partnership Interest pursuant to this Article 9 or pursuant to a Redemption of all of its Partnership Units pursuant to Section 8.4. Upon the permitted Transfer or Redemption of all of a Limited Partner’s Partnership Interest, such Limited Partner shall cease to be a Limited Partner.

(c)           Notwithstanding Section 9.2(a) and subject to Section 9.2(d), Section 9.2(e) and Section 9.2(f) below, a Limited Partner may Transfer, without the consent of the General Partner, all or a portion of its Partnership Interest to (i) a parent or parent’s spouse, natural or adopted descendant or descendants, spouse of such descendant, or brother or sister, or a trust created by such Limited Partner for the benefit of such Limited Partner and/or any such person(s), of which trust such Limited Partner or any such person(s) is a trustee, (ii) a corporation controlled by a Person or Persons named in (i) above, or (iii) if the Limited Partner is an entity, its beneficial owners.

(d)           No Limited Partner may effect a Transfer of its Limited Partnership Interest, in whole or in part, without the consent of the General Partner, which may be withheld in its sole and absolute discretion, if, in the opinion of legal counsel for the Partnership, such proposed Transfer would require the registration of the Limited Partnership Interest under the Securities Act or would otherwise violate any applicable U.S. federal or state securities or blue sky law (including investment suitability standards).

(e)           No Transfer by a Limited Partner of its Partnership Interest, in whole or in part, may be made to any Person without the consent of the General Partner, which may be withheld in its sole and absolute discretion, if (i) in the opinion of legal counsel for the Partnership, the Transfer would result in the Partnership’s being treated as an association taxable as a corporation (other than a qualified REIT subsidiary within the meaning of Section 856(i) of the Code and the General Partner determines such treatment would be in the best interest of the Partnership), (ii) in the opinion of legal counsel for the Partnership, it would adversely affect the ability of the General Partner to continue to qualify as a REIT or subject the General Partner to any additional taxes under Section 857 or Section 4981 of the Code, (iii) in the opinion of legal counsel for the Partnership, the transfer would cause the Partnership not to qualify for the safe harbor described in U.S. Treasury Regulations Section 1.7704-1(h), (iv) the transfer would result in the Partnership at any time during its taxable year having more than 100 partners, within the meaning of Section 1.7704-1(h)(1)(ii) of the U.S. Treasury Regulations (taking into account Section 1.7704-1(h)(3) of the U.S. Treasury Regulations), or (v) such Transfer is effectuated through an “established securities market” or a “secondary market (or the substantial equivalent thereof)” within the meaning of Section 7704 of the Code.

(f)            No Transfer by a Limited Partner of any Partnership Interest may be made to a lender to the Partnership or any Person who is related (within the meaning of Regulations Section 1.752-4(b)) to any lender to the Partnership whose loan constitutes a nonrecourse liability (within the meaning of Regulations Section 1.752-1(a)(2)), without the consent of the General Partner, which may be withheld in its sole and absolute discretion, provided that as a condition to such consent the lender may be required to enter into an arrangement with the Partnership and the General Partner to exchange or redeem for the Cash Amount any Partnership Units in which a security interest is held simultaneously with the time at which such lender would be deemed to be a Partner in the Partnership for purposes of allocating liabilities to such lender under Section 752 of the Code.

(g)           Any Transfer in contravention of any of the provisions of this Article 9 shall be void and ineffectual and shall not be binding upon, or recognized by, the Partnership.

(h)           Prior to the consummation of any Transfer under this Article 9, the transferor and/or the transferee shall deliver to the General Partner such opinions, certificates and other documents as the General Partner shall request in connection with such Transfer.

9.3          Admission of Substitute Limited Partner.

(a)           Subject to the other provisions of this Article 9, an assignee of the Limited Partnership Interest of a Limited Partner (which shall be understood to include any purchaser, transferee, donee, or other recipient of any disposition of such Limited Partnership Interest) shall be deemed admitted as a Limited Partner of the Partnership only with the consent of the General Partner and upon the satisfactory completion of the following:

(i)            The assignee shall have accepted and agreed to be bound by the terms and provisions of this Agreement by executing a counterpart or an amendment thereof and such other documents or instruments as the General Partner may require in order to effect the admission of such Person as a Limited Partner.

(ii)           To the extent required, an amended Certificate evidencing the admission of such Person as a Limited Partner shall have been signed, acknowledged and filed for record in accordance with the Act.

(iii)          The assignee shall have delivered a letter containing the representation set forth in Section 9.1(a) hereof and the agreement set forth in Section 9.1(b) hereof.

(iv)          If the assignee is a corporation, partnership, trust or other entity, the assignee shall have provided the General Partner with evidence satisfactory to counsel for the Partnership of the assignee’s authority to become a Limited Partner under the terms and provisions of this Agreement.

(v)           The assignee shall have executed a power of attorney containing the terms and provisions set forth in Section 8.2 hereof.

(vi)          The assignee shall have paid all legal fees and other expenses of the Partnership and the General Partner and filing and publication costs in connection with its substitution as a Limited Partner.

(vii)         The assignee has obtained the prior written consent of the General Partner to its admission as a Substitute Limited Partner, which consent may be given or denied in the exercise of the General Partner’s sole and absolute discretion.

(b)           For the purpose of allocating Profits and Losses and distributing cash received by the Partnership, a Substitute Limited Partner shall be treated as having become, and appearing in the records of the Partnership as, a Partner upon the filing of the Certificate described in Section 9.3(a)(ii) hereof or, if no such filing is required, the later of the date specified in the transfer documents or the date on which the General Partner has received all necessary instruments of transfer and substitution.

(c)           The General Partner shall cooperate with the Person seeking to become a Substitute Limited Partner by preparing the documentation required by this Section 9.3 and making all official filings and publications. The Partnership shall take all such action as promptly as practicable after the satisfaction of the conditions in this Article 9 to the admission of such Person as a Limited Partner of the Partnership.

9.4          Rights of Assignees of Partnership Interests.

(a)           Subject to the provisions of Section 9.1 and Section 9.2 hereof, except as required by operation of law, the Partnership shall not be obligated for any purposes whatsoever to recognize the assignment by any Limited Partner of its Partnership Interest until the Partnership has received notice thereof.

(b)           Any Person who is the assignee of all or any portion of a Limited Partner’s Limited Partnership Interest, but does not become a Substitute Limited Partner and desires to make a further assignment of such Limited Partnership Interest, shall be subject to all the provisions of this Article 9 to the same extent and in the same manner as any Limited Partner desiring to make an assignment of its Limited Partnership Interest.

9.5          Effect of Bankruptcy, Death, Incompetence or Termination of a Limited Partner. The occurrence of an Event of Bankruptcy as to a Limited Partner, the death of a Limited Partner or a final adjudication that a Limited Partner is incompetent (which term shall include, but not be limited to, insanity) shall not cause the termination or dissolution of the Partnership, and the business of the Partnership shall continue if an order for relief in a bankruptcy proceeding is entered against a Limited Partner, the trustee or receiver of his estate or, if he dies, his executor, administrator or trustee, or, if he is finally adjudicated incompetent, his committee, guardian or conservator, shall have the rights of such Limited Partner for the purpose of settling or managing his estate property and such power as the bankrupt, deceased or incompetent Limited Partner possessed to assign all or any part of his Partnership Interest and to join with the assignee in satisfying conditions precedent to the admission of the assignee as a Substitute Limited Partner.

9.6          Joint Ownership of Interests. A Partnership Interest may be acquired by two individuals as joint tenants with right of survivorship, provided that such individuals either are married or are related and share the same home as tenants in common. The written consent or vote of both owners of any such jointly held Partnership Interest shall be required to constitute the action of the owners of such Partnership Interest; provided, however, that the written consent of only one joint owner will be required if the Partnership has been provided with evidence satisfactory to the counsel for the Partnership that the actions of a single joint owner can bind both owners under the applicable laws of the state of residence of such joint owners. Upon the death of one owner of a Partnership Interest held in a joint tenancy with a right of survivorship, the Partnership Interest shall become owned solely by the survivor as a Limited Partner and not as an assignee. The Partnership need not recognize the death of one of the owners of a jointly-held Partnership Interest until it shall have received notice of such death. Upon notice to the General Partner from either owner, the General Partner shall cause the Partnership Interest to be divided into two equal Partnership Interests, which shall thereafter be owned separately by each of the former owners.

ARTICLE 10

BOOKS AND RECORDS; ACCOUNTING; TAX MATTERS

10.1        Books and Records. At all times during the continuance of the Partnership, the Partners shall keep or cause to be kept at the Partnership’s specified office true and complete books of account in accordance with GAAP, including: (a) a current list of the full name and last known business address of each Partner, (b) a copy of the Certificate of Limited Partnership and all Certificates of amendment thereto, (c) copies of the Partnership’s U.S. federal, state and local income tax returns and reports, (d) copies of this Agreement and amendments thereto and any financial statements of the Partnership for the three most recent years and (e) all documents and information required under the Act. Any Partner or its duly authorized representative, upon paying the costs of collection, duplication and mailing, shall be entitled to inspect or copy such records during ordinary business hours.

10.2        Custody of Partnership Funds; Bank Accounts.

(a)           All funds of the Partnership not otherwise invested shall be deposited in one or more accounts maintained in such banking or brokerage institutions as the General Partner shall determine, and withdrawals shall be made only on such signature or signatures as the General Partner may, from time to time, determine.

(b)           All deposits and other funds not needed in the operation of the business of the Partnership may be invested in any manner determined by the General Partner in its sole discretion. The funds of the Partnership shall not be commingled with the funds of any other Person except for such commingling as may necessarily result from an investment permitted by this Section 10.2(b).

10.3        Fiscal and Taxable Year. The fiscal and taxable year of the Partnership shall be determined under Section 706 of the Code.

10.4        Annual Tax Information and Report. As promptly as possible and no later than 180 days after the end of each fiscal year of the Partnership (subject to reasonable delays in the event of the late receipt of any necessary financial statements of the Person in which the Partnership holds a Property), the General Partner shall furnish to each person who was a Limited Partner at any time during such year the tax information necessary to file such Limited Partner’s individual tax returns as required by law.

10.5        Partnership Representative; Tax Elections; Special Basis Adjustments.

(a)           The General Partner shall be or shall appoint in its sole discretion, the Partnership Representative of the Partnership. In respect of an income tax audit of any tax return of the Partnership, the filing of any amended return or claim for refund in connection with any item of income, gain, loss, deduction or credit reflected on any tax return of the Partnership, or any administrative or judicial proceedings arising out of or in connection with any such audit, amended return, claim for refund or denial of such claim, (A) the Partnership Representative shall be authorized to act for, and its decision shall be final and binding upon, the Partnership and all Partners, (B) all expenses incurred by the Partnership Representative in connection therewith (including attorneys’, accountants’ and other advisors’ fees) shall be expenses of, and payable by, the Partnership and (C) no Partner shall have the right to participate in the audit of any Partnership tax return or any administrative or judicial proceedings conducted by the Partnership or the Partnership Representative arising out of or in connection with any such audit. The Partnership Representative shall keep the General Partner reasonably informed as to the progress of and any settlement of any tax examinations, audits or proceedings. The Partnership Representative shall use commercially reasonable efforts to allocate the burden of any material taxes (and any interest, penalties and expenses related thereto) that are payable by the Partnership as a result of any adjustments arising from an audit or other tax proceeding involving the Partnership to the Partners or former Partners to which such taxes, interest, penalties and related expenses are attributable. The Partnership may, at the direction of the Partnership Representative, make the election described in Section 6226(a) of the Code with respect to any partnership adjustments for each taxable year and, if an election described in Section 6226(a) of the Code is not made with respect to any partnership adjustments and the Partnership pays an imputed underpayment pursuant to Section 6225 of the Code, the Partnership Representative shall use reasonable efforts to cause the Partnership to treat the portion of such imputed underpayment attributable to a Partner as an advance pursuant to Section 5.2(d). Notwithstanding this Section 10.5(a), the Partnership Representative is authorized to take any action permitted under Section 6223 of the Code or under any other corresponding provision of state, local or non-U.S. law.

(b)           Except as otherwise provided in this Agreement, all elections required or permitted to be made (or revoked) by the Partnership under the Code or any applicable state, local or non-U.S. tax law (including (i) any elections under Sections 734(b), 743(b) and 754 of the Code, (ii) any elections under Sections 6225 or 6226 of the Code, (iii) any election under Section 163(j)(7)(b) of the Code, (iv) any election under Section 168(k)(7) of the Code and (v) any election comparable to the foregoing under provisions of state, local or non-U.S. law) shall be made by the General Partner in its sole and absolute discretion.

(c)           In the event of a Transfer of all or any part of the Partnership Interest of any Partner, the Partnership, at the option of the General Partner, may elect pursuant to Section 754 of the Code to adjust the basis of the Partnership’s assets. Notwithstanding anything contained in Article 5, any adjustments made pursuant to Section 754 of the Code shall affect only the successor in interest to the transferring Partner and in no event shall be taken into account in establishing, maintaining or computing Capital Accounts for the other Partners for any purpose under this Agreement. Each Partner will furnish the Partnership with all information necessary to give effect to such election.

10.6        Reports to Limited Partners. As soon as practicable after the close of each fiscal year, but in no event later than the date on which the General Partner mails its annual report to holders of the REIT Shares, the General Partner shall cause to be mailed to each Limited Partner an annual report containing financial statements of the Partnership, or of the General Partner if such statements are prepared solely on a consolidated basis with the General Partner, for such fiscal year, presented in accordance with GAAP. The annual financial statements shall be audited by accountants selected by the General Partner.

ARTICLE 11

AMENDMENT OF AGREEMENT; MERGER

The General Partner’s consent shall be required for any amendment to this Agreement. The General Partner, without the consent of the Limited Partners, may amend this Agreement in any respect, merge or consolidate the Partnership with or into any other partnership or business entity (as defined in Section 17-211 of the Act) in a transaction pursuant to Section 7.1(b), Section 7.1(c) or Section 7.1(d) hereof and take all actions that are required to effect a Conversion Event; provided, however, that the following amendments and any other merger or consolidation of the Partnership (other than in connection with a Conversion Event) shall require the consent of Limited Partners holding more than 50% of the Percentage Interests of the Limited Partners:

(a)           any amendment affecting the operation of the Redemption Right (except as provided in Section 8.4(e), Section 7.1(b) or Section 7.1(c)) in a manner adverse to the Limited Partners;

(b)           any amendment that would adversely affect the rights of the Limited Partners to receive the distributions payable to them hereunder, other than with respect to the issuance of additional Partnership Units pursuant to Section 4.3;

(c)           any amendment that would alter the Partnership’s allocations of Profit and Loss to the Limited Partners, other than with respect to the issuance of additional Partnership Units pursuant to Section 4.3; or

(d)           any amendment that would impose on the Limited Partners any obligation to make additional Capital Contributions to the Partnership.

ARTICLE 12

GENERAL PROVISIONS

12.1        Notices. All communications required or permitted under this Agreement shall be in writing and shall be deemed to have been given when delivered personally or upon deposit in the United States mail, registered, postage prepaid return receipt requested, to the Partners at the addresses set forth on the Partnership’s books and records; provided, however, that any Partner may specify a different address by notifying the General Partner in writing of such different address. Notices to the Partnership shall be delivered at or mailed to its specified office.

12.2        Survival of Rights. Subject to the provisions hereof limiting transfers, this Agreement shall be binding upon and inure to the benefit of the Partners and the Partnership and their respective legal representatives, successors, transferees and assigns.

12.3        Additional Documents. Each Partner agrees to perform all further acts and execute, swear to, acknowledge and deliver all further documents which may be reasonable, necessary, appropriate or desirable to carry out the provisions of this Agreement or the Act.

12.4        Severability. If any provision of this Agreement shall be declared illegal, invalid, or unenforceable in any jurisdiction, then such provision shall be deemed to be severable from this Agreement (to the extent permitted by law) and in any event such illegality, invalidity or unenforceability shall not affect the remainder hereof.

12.5        Entire Agreement. This Agreement and exhibits attached hereto constitute the entire Agreement of the Partners and supersede all prior written agreements and prior and contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.

12.6        Pronouns and Plurals. When the context in which words are used in the Agreement indicates that such is the intent, words in the singular number shall include the plural and the masculine gender shall include the neuter or female gender as the context may require.

12.7        Headings. The Article headings or sections in this Agreement are for convenience only and shall not be used in construing the scope of this Agreement or any particular Article.

12.8        Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original copy and all of which together shall constitute one and the same instrument binding on all parties hereto, notwithstanding that all parties shall not have signed the same counterpart. For the avoidance of doubt, a Person’s execution and delivery of this Agreement by electronic signature and electronic transmission (collectively, an “Electronic Signature”), including via Docusign or other similar method, shall constitute the execution and delivery of a counterpart of this Agreement by or on behalf of such Person and shall bind such Person to the terms of this Agreement. The Partners hereto agree that this Agreement and any additional information incidental hereto may be maintained as electronic records. Any Person executing and delivering this Agreement by Electronic Signature further agrees to take any and all reasonable additional actions, if any, evidencing its intent to be bound by the terms of this Agreement, as may be reasonably requested by the General Partner.

12.9        Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

IN WITNESS WHEREOF, the parties hereto have hereunder affixed their signatures to this Agreement, all as of the date first set forth above.

GENERAL PARTNER:

NORTH HAVEN NET REIT

By:
Name:
Title:

SPECIAL LIMITED PARTNER:

NH NET REIT SPECIAL LIMITED PARTNER LP

By:
Name:
Title:

LIMITED PARTNERS:

By:	North Haven NET REIT, as attorney-in-fact for the Persons whose names are set forth in the books and records of the Partnership as Limited Partners from time to time

By:
Name:
Title:

EXHIBIT A

NOTICE OF EXERCISE OF REDEMPTION RIGHT

In accordance with Section 8.4 of the Amended and Restated Limited Partnership Agreement (the “Agreement”) of NH Net REIT Operating Partnership, LP, the undersigned hereby irrevocably (i) presents for redemption Partnership Units in NH Net REIT Operating Partnership, LP in accordance with the terms of the Agreement and the Redemption Right referred to in Section 8.4 thereof, (ii) surrenders such Partnership Units and all right, title and interest therein, and (iii) directs that the Cash Amount or REIT Shares Amount (as defined in the Agreement) as determined by the General Partner deliverable upon exercise of the Redemption Right be delivered to the address specified below, and if REIT Shares (as defined in the Agreement) are to be delivered, such REIT Shares be registered or placed in the name(s) and at the address(es) specified below.

Dated: ,

(Name of Limited Partner)

(Signature of Limited Partner)

(Mailing Address)

(City) (State) (Zip Code)

Signature Guaranteed by:

If REIT Shares are to be issued, issue to:

Name:

Social Security or Tax I.D. Number: